As filed with the Securities and Exchange Commission on August 15, 2017

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

NY RESIDENTIAL REIT, LLC

Sponsored by

Commencement Capital LLC

Up to $50,000,000 in Common Shares

We are a newly organized Delaware limited liability company that has been formed for the purpose of acquiring residential properties in the borough of Manhattan in New York City. We have not identified any acquisition targets, so we are considered a “blind pool.” We expect to use substantially all the net proceeds from this offering to invest in or acquire residential properties in Manhattan including condominium and cooperative, or co-op, interests, single-family homes or multifamily properties, which we collectively refer to as our targeted investments.

We are externally managed by Commencement NY LLC, or our Manager. We intend to elect to qualify and be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with the taxable year ending December 31, 2017.

We are offering up to $50,000,000 in our common shares, which represent certain of our limited liability company interests in our company, to the public at $10.00 per share. The minimum investment in our common shares for initial purchases is 100 shares, or $1,000. We expect to offer common shares in this offering until we raise the maximum amount being offered, unless terminated by our Manager at an earlier time.

We have engaged W.R. Hambrecht + Co., LLC, or the Underwriter, a registered broker-dealer and a member of the Financial Industry Regulatory Authority, or FINRA, to offer our common shares to prospective investors on a best-efforts basis, and the Underwriter will have the right to engage such other FINRA member firms as it determines to assist in the offering, or Selling Group Members. As compensation, our Underwriter will receive a fee equal to up to 6.0% of gross offering proceeds, which it may reallow in part to Selling Group Members. As a best-efforts offering, there is no commitment on the part of the Underwriter or anyone else to purchase any of our common shares.

All funds paid by subscribers in the offering will be deposited in an escrow account with Prime Trust, LLC, or Prime Trust, as escrow agent. Prime Trust has not investigated the desirability or advisability of investment in our common shares or approved, endorsed or passed upon the merits of purchasing them.

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Prior to the completion of the offering, we intend to apply either (a) to list our common shares on the NASDAQ Capital Market, or the NASDAQ, or the NYSE MKT, or the NYSE, or (b) for the quotation of our common shares with OTC Markets Group, or the OTC, on one of the OTCQX, OTCQB or OTC Pink. If we apply to list our common shares on the NASDAQ or the NYSE, there is no guarantee that we will meet the listing standards of either organization. If we choose to apply for quotation of our common shares with the OTC, our common shares may be quoted only to the extent that there is interest by broker-dealers in acting as a market maker.

Investing in our common shares is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 15  to read about the more significant risks you should consider before buying our common shares. These risks include the following:

●	We depend on our Manager to select our investments and conduct our operations. We will pay fees and expenses to our Manager and its affiliates that were not determined on an arm’s length basis, and therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

●	We have no operating history, and as of the date of this offering circular, our total assets consist of $1,000 in cash. There can be no assurance that we will achieve our investment objectives.

●	This is a “blind pool” offering because we have not identified any investments to acquire with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing shares.

●	Our Manager’s executive officers are also officers, managers and/or key professionals of our sponsor and its affiliates. As a result, they will face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by our Manager’s compensation arrangements with us and other affiliates of our sponsor.

●	Our sponsor may sponsor other companies that compete with us, and our sponsor does not have an exclusive management arrangement with us; however, our sponsor has adopted a policy for allocating investments between different companies that it sponsors with similar investment strategies.

●	Our advisory board members are incentivized to recommend their own services (or actions that otherwise may financially benefit them) and to maximize their estimation of our need for such services or actions which otherwise benefit them, and as a result, they face conflicts of interest.

●	This offering is being made pursuant to recently adopted rules and regulations under the newly revised Regulation A rules (commonly referred to as “Regulation A+”) of the Securities Act of 1933, as amended, or the Securities Act. The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

●	If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets. We may commence operations with as little as $1,000,000 (including proceeds from common shares purchased by affiliates of our Manager).

●	If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

●	We may change our investment guidelines without shareholder consent, which could result in investments that are different from those described in this offering circular.

●	We do not expect to declare any distributions until the proceeds from our public offering are invested and generating operating cash flow. While our goal is to pay distributions from our cash flow from operations, we may use other sources to fund distributions, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.

●

Our common shares will not be listed at the time of purchase and you will have no liquidity until such time as our common shares either (a) become listed on the NASDAQ or NYSE, or (b) become quoted with the OTC. There is no guarantee that our common shares will become so listed or quoted.

●	Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

●	I f we reimburse our Manager for organization and offering expenses in an amount that is substantial in relation to the net proceeds raised, our company may incur an immediate loss and the value of your common shares will be immediately and substantially reduced.

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The United States Securities and Exchange Commission, or the SEC, does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our common shares.

	Per Share	Total Minimum		Total Maximum
Public Offering Price	$10.00	$1,000,000	(1)	$50,000,000
Underwriting Fee(2)	$0.60	$60,000		$3,000,000
Total Proceeds to Us (Before Expenses)(3)	$9.40	$940,000	(1)	$47,000,000

(1)    This is a “best efforts” offering. We will not start operations or draw down on investors’ funds and admit investors as shareholders until we have raised at least $1,000,000 in this offering (including proceeds from common shares purchased by affiliates of our Manager.) Until the minimum threshold is met, investors’ funds will remain in an escrow account at Prime Trust. If we do not raise $1,000,000 by May 1, 2018, subject to our right to extend by up to 60 days with the consent of the Underwriter, we will cancel the offering and the escrow agent will promptly return to each subscriber all funds provided by such subscriber without interest or deduction. See “Underwriting and Plan of Distribution.”

(2)  The Underwriter will receive a fee, or the Underwriting Fee, equal to 6.0% of gross offering proceeds from the sale of the common shares, except that the Underwriter will receive (i) a reduced fee of 2.0% of the gross offering proceeds from the sale of the common shares to investors sourced or introduced to us or the Underwriter by our sponsor or by any third party that is not a broker-dealer and is engaged by our sponsor or us, and (ii) no fee from gross offering proceeds from the sale of the common shares to our sponsor or any affiliate of our sponsor.  The Underwriter may reallow part of the Underwriting Fee, up to 4.0% of the offering price per offered share sold in the offering, to Selling Group Members.  We have also agreed to reimburse certain offering expenses to the Underwriter.

(3)   The table assumes the payment of the maximum Underwriting Fee of 6.0% of gross offering proceeds. We will reimburse our Manager for organization and offering costs, which will be capped at $500,000. As of the date of this offering circular, our Manager has incurred approximately $100,000 of expenses in connection with our organization and the offering. See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager. In addition to the Underwriting Fee and expense reimbursements, we anticipate that the Underwriter will have the right to acquire warrants to purchase common shares equal to 5% of the aggregate common shares sold in this offering, or the Underwriter Warrants.  The Underwriter Warrants have an exercise price of $12.00 per share.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This offering circular follows the Form S-11 disclosure format.

The date of this offering circular is August 15, 2017

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on our website at www.nyresidentialreit.com. The contents of our website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Our sponsor and the Underwriter will be permitted to make a determination that the purchasers of shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the shareholder regarding the shareholder’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This offering circular does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, interests in any jurisdiction in which such offer, solicitation or sale is not authorized.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Offering Summary” section of this offering circular. You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase our common shares.

Q:        What is NY Residential REIT, LLC?

A:         We were recently formed as a Delaware limited liability company to invest in, acquire and manage a portfolio of residential real estate properties in Manhattan, a borough of New York City. We expect to use substantially all the net proceeds from this offering to structure a portfolio of residential properties including condominium and co-op interests, single-family homes or multi-family properties, which we refer to collectively as our targeted investments. The use of the terms “NY Residential REIT,” the “company,” “we,” “us” or “our” in this offering circular refer to NY Residential REIT, LLC unless the context indicates otherwise.

Q:        Who will choose which investments you make?

A:         We are externally managed by Commencement NY LLC, a New York limited liability company, or our Manager. Our Manager is wholly owned by Commencement Capital LLC, a New York limited liability company, or our sponsor. Our Manager will make all of our investment decisions.

Q:        What competitive advantages do we achieve through our relationship with our sponsor?

A:         Our Manager will utilize the personnel and resources of our sponsor to select our investments and manage our day-to-day operations, and will thereby benefit from the following:

  Experienced Management — Our Manager, through its relationship with our sponsor, retains highly experienced real estate professionals, including Jesse Stein, its Chief Executive Officer, and Jonathan Morris, its President. These executive officers provide stability in the management of our business and allow us to benefit from the knowledge and industry contacts they have gained through numerous real estate cycles. Please see “Management —Executive Officers of our Manager” for biographical information regarding these individuals.
  Advisory Board — Our sponsor has formed an advisory board to our company consisting of four experienced residential real estate or REIT professionals.  Each member of our advisory board is an employee of our company, will be available to us on an as-needed basis for purposes of assisting us with strategic and operational questions and will be expected to attend periodic meetings of our advisory board, either in person or by conference call.  We expect that the members of our advisory board will provide value to our company by sourcing investment and strategic opportunities, providing insight on the New York City real estate market, or by providing services to the company that they individually specialize in.
  Market Knowledge and Industry Relationships — Through their active and broad participation in the real estate capital markets, our sponsor and advisory board benefit from market information that enables them to identify attractive real estate investment opportunities and to make informed decisions with regard to the relative valuation of financial assets and capital allocation. We believe that our sponsor’s and advisory board’s extensive industry relationships with a wide variety of real estate owners and operators, brokers and other intermediaries will provide us with a competitive advantage in sourcing attractive investment opportunities to meet our investment objectives.

Q:        What kind of offering is this?

A:         We are offering a maximum of $50,000,000 in our common shares to the public on a “best efforts” basis at $10.00 per share. This offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the offering. Further, the acceptance of subscriptions may be briefly paused at times to allow us to effectively and accurately process and settle subscriptions that have been received.

Q:        What is the purchase price for your common shares?

A:         Our Manager set our offering price at $10.00 per share, an arbitrary number chosen for ease of calculations.

Q:        What fees and expenses will you pay to our Manager?

A:      We will pay our Manager acquisition fees, asset management fees, and exit fees. We will reimburse our Manager for the organization and offering expenses that our Manager has paid or will pay on our behalf, up to a maximum of $500,000. We will also reimburse our Manager for out-of-pocket expenses in connection with our operations and the acquisition of our investments and for out-of-pocket expenses paid to third parties in connection with providing services to us. This does not include our Manager’s overhead, employee costs borne by our Manager, utilities or technology costs. The payment by us of fees and expenses will reduce the cash available for investment and distribution and will directly impact the market value of our common shares. See “Management Compensation” for more details regarding the fees that will be paid to our Manager.

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Q:          Will you use leverage?

A:          Yes, we intend to use leverage. Our targeted portfolio-wide leverage, after we have acquired a substantial portfolio, is between 30-60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of assets. Please see “Investment Objectives and Strategy” for more details.

Q:          How will you structure the ownership and operation of your assets?

A:

We plan to own substantially all of our assets and conduct our operations through NY Res REIT LP, a Delaware limited partnership, which we refer to as our operating partnership. Because we plan to conduct substantially all our operations through the operating partnership, we are considered an UPREIT. UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of certain unfavorable U.S. federal income tax consequences.

Q:          How often will I receive distributions?

A:          We do not expect to declare any distributions until some of the proceeds from our public offering are invested and generating operating cash flow. Once we begin to make distributions, we expect that our Manager will declare and make them on a quarterly basis, or less frequently as determined by our Manager, in arrears. Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that our Manager will set the rate of distributions at a level that will be reasonably consistent and sustainable over time. See “Description of Our Common Shares — Distributions.”

Q:          What will be the source of your distributions?

A:          While our goal is to pay distributions from our cash flow from operations, we may use other sources to fund distributions. Until the proceeds from our public offering are invested and generating operating cash flow, some or all of our distributions may be paid from other sources, including the net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities. Use of some of or all these sources may reduce the amount of capital we invest in assets and negatively impact the return on your investment and the value of your investment. We have not established a limit on the amount of proceeds we may use to fund distributions. We can provide no assurances that future cash flow will support payment of distributions or maintaining distributions at any particular level or at all.

Q:          Will the distributions I receive be taxable as ordinary income?

A:          Unless your investment is held in a qualified tax-exempt account or we designate certain distributions as capital gain dividends, distributions that you receive generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. The portion of your distribution in excess of current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment, rather than result in current tax, until your basis is reduced to zero. Return of capital distributions made to you in excess of your tax basis in our common shares will be treated as sales proceeds from the sale of our common shares for U.S. federal income tax purposes. Distributions we designate as capital gain dividends will generally be taxable at long-term capital gains rates for U.S. federal income tax purposes. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this offering circular entitled “U.S. Federal Income Tax Considerations,” including for a discussion of the special rules applicable to distributions in redemption of shares and liquidating distributions.

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Q:           Are there any risks involved in buying your shares?

A:          Investing in our common shares involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” for a description of the risks relating to this offering and an investment in our shares.

Q:          How does a “best efforts” offering work?

A:          When common shares are offered to the public on a “best efforts” basis, the Underwriter is only required to use its best efforts to sell our common shares. Neither the Underwriter nor any other party has a firm commitment or obligation to purchase any of our common shares.

Q:        What fees and expenses will be paid to the Underwriter from offering proceeds?

A:        The Underwriter will receive the Underwriting Fee equal to 6.0% of gross offering proceeds from the sale of the common shares, except that the Underwriter will receive (i) a reduced fee of 2.0% of the gross offering proceeds from the sale of the common shares to investors sourced or introduced to us or the Underwriter by our sponsor or by any third party that is not a broker-dealer and is engaged by our sponsor or us, and (ii) no fee from gross offering proceeds from the sale of the common shares to our sponsor or any affiliate of our sponsor.  The Underwriter may reallow part of the Underwriting Fee, up to 4.0% of the offering price per offered share sold in the offering, to Selling Group Members.  We have also agreed to reimburse certain offering expenses to our Underwriter.  In addition to the Underwriting Fee and expense reimbursements, we anticipate that the Underwriter will have the right to acquire Underwriter Warrants to purchase common shares equal to 5% of the aggregate common shares sold in this offering at an exercise price of $12.00 per share.

Q:          Who can buy shares?

A:          Generally, you may purchase shares if you are a “qualified purchaser” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include:

 ● “accredited investors” under Rule 501(a) of Regulation D; and

 ● all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. Please refer to the section above entitled “State Law Exemption and Purchase Restrictions” for more information.

Q:          How do I buy shares?

A:          You will need to fill out a subscription agreement like the one included as an exhibit to the offering statement of which this offering circular forms a part for a certain investment amount and pay for the shares at the time you subscribe.

Q:          Is there any minimum investment required?

A:          Yes. You must initially purchase at least 100 shares in this offering, or $1,000. There is no minimum investment requirement on additional purchases after you have purchased a minimum of 100 shares.

Q:          May I make an investment through my IRA or other tax-deferred retirement account?

A:          Yes. You may make an investment through your IRA or other tax-deferred retirement account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other retirement account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other retirement account (including whether your fiduciary can satisfy the Independent Fiduciary requirements discussed under “ERISA Considerations – New Fiduciary Rules by the Department of Labor”), (4) whether the investment will generate unrelated business taxable income, or UBTI, to your IRA, plan or other retirement account, and (5) whether there is sufficient liquidity for such investment under your IRA, plan or other retirement account. You should note that an investment in our common shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Code.

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Q:          Is there any minimum initial offering amount required to be sold?

A:          Yes. We will not start operations until we have raised at least $1,000,000 in this offering (including proceeds from common shares purchased by affiliates of our Manager). Until the minimum threshold is met, investors’ funds will remain in an escrow account at Prime Trust and investors will not be admitted as shareholders. The funds will be drawn by us only after the $1,000,000 minimum threshold has been met.

Q:          What happens to my subscription if you don’t raise at least the $1,000,000 minimum threshold in this offering?

A:          If the minimum threshold is not met by May 1, 2018, subject to our right to extend by up to 60 days with the consent of the Underwriter, we will cancel the offering and the escrow agent will promptly return to each subscriber all funds provided by such subscriber without interest or deduction.

Q:          What will you do with the proceeds from your offering?

A:          We expect to use substantially all the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a portfolio of residential real estate properties in Manhattan. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and distribution and will directly impact the market value of our common shares. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

We may not be able to promptly invest the net proceeds of this offering in our targeted assets. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

Q:          How long will this offering last?

A:          We currently expect that this offering will remain open for investors until we raise the maximum amount being offered, unless terminated by us at an earlier time. We reserve the right to terminate this offering for any reason at any time.

Q:          Will I be notified of how my investment is doing?

A:          Yes, we will provide you with periodic updates on the performance of your investment in us, including:

 ● an annual report;

 ● a semi-annual report;

 ● current event reports for specified material events within four business days of their occurrence;

 ● supplements to the offering circular, if we have material information to disclose to you; and

 ● other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov, on our website at www.nyresidentialreit.com, via e-mail, or, upon your consent, via U.S. mail.

Q:          When will I get my detailed tax information?

A:          Your Form 1099-DIV tax information, if required, will be provided by January 31 of the year following each taxable year.

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Q:          Who can help answer my questions about the offering?

A:

If you have more questions about the offering, or if you would like additional copies of this offering circular, you should contact us by email at IR@commencementcapital.com or by mail at:

NY Residential REIT, LLC
c/o Commencement Capital LLC
555 Madison Avenue, 6th Floor
New York, NY 10022
Attn: Investor Relations

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OFFERING SUMMARY

This offering summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers About this Offering” section of this offering circular. Because it is a summary, it may not contain all the information that is important to you. To understand this offering fully, you should read the entire offering circular carefully, including the “Risk Factors” section, before making a decision to invest in our common shares. Except where the context suggests otherwise, the terms “company,” “we,” “us” and “our” refer to NY Residential REIT, LLC, a Delaware limited liability company; references to “our operating partnership” refer to NY Res REIT LP, the subsidiary through which we will conduct substantially all our business; references to “our Manager” refer to Commencement NY LLC, a subsidiary of Commencement Capital LLC. Unless indicated otherwise, the information in this offering circular assumes the common shares to be sold in this offering are to be sold at an initial public offering price of $10.00 per common share.

NY Residential REIT, LLC

 NY Residential REIT, LLC is a newly organized Delaware limited liability company formed to invest in, acquire and manage a portfolio of residential real estate properties in the borough of Manhattan in New York City. We intend to conduct substantially all of all business through our operating partnership, NY Res REIT LP, a Delaware limited partnership. We intend to elect to qualify and be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our taxable year ending December 31, 2017.

Our office is located at 555 Madison Avenue, 6th Floor, New York, NY 10022. Our telephone number is  212-692-5540. Information regarding our company is also available on our website at www.nyresidentialreit.com.

Investment Strategy and Objectives

We intend to focus on the sector that complements our executive officers’ and our advisory board’s expertise in the acquisition and management of real estate. We further intend to capitalize on the ability of our Manager to source, evaluate, negotiate, structure, close and manage acquisitions of residential properties in Manhattan.

We intend to focus on acquiring properties that we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning, those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines. We will also seek to generate cash flow through the leasing of properties to residential tenants. Our primary investment objectives are to:

  preserve, protect and return invested capital; and
  realize cash flow and capital appreciation in the value of our investments over the long term.

We expect to use substantially all the net proceeds from this offering to acquire properties that are appropriate for our investment strategy and our investment objectives, including:

  Acquiring or investing in properties in need of large-scale or cosmetic renovation.
  Acquiring or investing in properties encumbered by existing tenancy.
  Acquiring or investing in properties quickly from sellers with timing restrictions.
  Acquiring or investing in bulk condominium and co-op units.
  Acquiring or investing in condominium units in advance of completion.

Acquisitions through Contributions of Property

We may accept contributions of property to our operating partnership in exchange for units in our operating partnership, or OP Units, in accordance with Code Section 721(a). This structure is used because a sale of property directly to a buyer is generally a taxable transaction to the selling property owner. In a contribution structure, a seller of a property who desires to defer taxable gain on the sale of his, her or its property may transfer the property to our operating partnership exchange for OP Units and thereby defer taxation of gain until the seller later elects to exchange his, her, or its OP Units for common shares or, at our election, cash. This structure also provides a property owner the ability to diversify his, her or its holdings, increase cash flow and reduce management responsibilities. Using a contribution structure may give us an advantage in acquiring properties from persons who may not otherwise be able to realize certain benefits of a contribution transaction from other buyers.

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Our Strengths

- Management & Advisory Board- Our Manager's executive officers and our advisory board have extensive experience in the New York City real estate industry and a well-established network of relationships with public and private lending institutions, attorneys and brokers, from which we expect to generate attractive acquisition opportunities. We have constructed our advisory board to include members that can support our acquisition strategies through the services that they provide

- Investor Accessibility- It is difficult for smaller investors to participate directly in investments in the New York City residential real estate market. Our common shares provide accessibility for individual investors to own interests in high-quality Manhattan residential real estate in the form of a public security.

- “Pure Play Investment”- We intend to only acquire or invest in residential properties in Manhattan, providing investors with an allocation to a specific region of the residential real estate market.

Market Opportunity

We believe that Manhattan residential properties represent a good investment opportunity at this time due to a softening of the luxury condominium market that has occurred primarily due to an increase in supply. We expect that as an institutional buyer in a specific sector of real estate that is traditionally non-institutional, we can take advantage of what we believe is becoming a buyer’s market and acquire or invest in properties at attractive valuations that have the potential for significant long-term capital appreciation.

Market Data

We use market data and industry forecasts and projections throughout this offering circular.  We have obtained substantially all of this information from streeteasy.com, or StreetEasy, a New York City-focused listing and market information website.  In addition, we have obtained certain market and industry data from publicly available industry publications, including the Douglas Elliman Report, which is prepared by Miller Samuel Inc., a residential real estate appraisal and consulting company covering the New York City metro area. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed.  The forecasts and projections are based on industry surveys and the preparers’ experience in the industry, and there is no assurance that any of the projected amounts will be achieved.  We believe that the surveys and market research others have performed are reliable, but we have not independently verified this information.

Manhattan Residential Market Information

According to the StreetEasy Q2 2017 Market Report:

  Manhattan’s resale home prices rose from 2016 levels, except within the luxury tier. Manhattan’s median resale price increased by 1.2 percent year-over-year to $1,173,119. Home prices at the bottom end of the market rose the most, at 4.7 percent, while luxury prices dropped by 3.5 percent since Q2 of last year.
  Upper Manhattan prices cooled. Strong price appreciation in Upper Manhattan finally slowed in Q2 2017, maintaining its stronghold as the most affordable submarket in the borough with a median home resale price less than half of the borough median, at $496,881.
  Prices increased the most in the Upper West Side. Median resale prices for homes in the Upper West Side increased almost 2.6 percent since Q2 of last year.
  Inventory in Manhattan remained tight. The amount of homes listed for sale in Manhattan dropped by nearly a quarter (21.9 percent) since Q2 of last year.
  Rent prices in the bottom tier continued to grow. The median rent price in Manhattan rose by 1.2 percent since Q2 of last year to $2,971, and rose by 1.4 percent among the most affordable segment of the market.

According to the Q2 2017 Douglas Elliman Report Quarterly Survey of Manhattan Co-op & Condo Sales, or the Elliman Report, the average sales price for an apartment in Manhattan increased during the second quarter of 2017 by 4.0% to $2,189,037 and 7.9% year-over-year, however, the average price per square foot declined by 14.9% during the second quarter and increased by 0.8% year over year. The overall median sales price of a Manhattan apartment increased 8.1% during the second quarter of 2017 to $1,189,011 and 7.3% year-over-year. The Elliman Report states that the absorption rate improved during the second quarter of 2017 to 6.0 months from 6.1 months in the first quarter of 2017 and the market share of sales above list price dropped to 14.4% in the second quarter of 2017, 1.7% less than the year-ago period. The Elliman Report also points out that the average number of days to sell apartments that closed during the second quarter 2017 was 19 days slower than the same period in 2016. Listing discount, the percentage difference between the list price at the time of sale and the sales price increased to 6.1% from 2.2% in the prior year quarter as sellers worked harder to meet buyers on price.

Q2 2017 Douglas Elliman Report Quarterly Survey of Manhattan Co-op & Condo Sales

Stock Listing or Quotation

There is presently no public market for our common shares. Prior to the completion of the offering, we intend to apply either (a) to list our common shares on the NASDAQ or the NYSE, or (b) for the quotation of our common shares with the OTC. If we apply to list our common shares on the NASDAQ or the NYSE, there is no guarantee that we will meet the listing standards of either organization. We are not currently structured to comply with such listing standards. In order to apply for listing, we would need to materially change our corporate governance. Among other changes, material changes would include establishing a board of directors with a majority of independent directors and setting up audit, nominating/corporate governance and compensation committees, each populated by independent directors and governed by a charter. Under our operating agreement, our Manager may effect any of or all these changes at any time in its sole discretion.

If we choose to apply for quotation of our common shares on the OTC, our common shares may be quoted only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, we may not be able to convince any broker-dealers to act as market makers and make quotations with the OTC.

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  Our Manager

Commencement NY LLC, our Manager, manages our day-to-day operations. Our Manager is a wholly owned subsidiary of our sponsor. Experienced real estate professionals, acting through our Manager, will make all the decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our operating agreement. Our Manager will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital. Commencement Capital LLC, our sponsor, is able to exercise significant control over our business.

Jesse Stein is the Chief Executive Officer of our sponsor and our Manager. Mr. Stein is responsible for overseeing the day-to-day operations of Commencement Capital LLC and its affiliates.

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Our Structure

Commencement Capital LLC
(sponsor)
de minimis seed investment
100%
Public Investors
Common Shares
Commencement NY LLC
(the Manager)
non-member manager
NY Residential REIT, LLC
(the company)
general partner and
initial limited partner
NY Res REIT LP
(the operating partnership)
Future Properties

Management Compensation

Our Manager and the members of our advisory board will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table.

Form of Compensation	Description	Estimated Amount of Compensation

Offering and Organization Stage:
Organization and Offering Expenses:

To date, our Manager has incurred approximately $100,000  in organization and offering expenses on our behalf. We will reimburse our Manager for these costs and future organization and offering expenses it may incur on our behalf up to a maximum of $500,000.

$150,000-$500,000
Operating Stage:
Asset Management Fee:	We will pay our Manager a quarterly asset management fee equal to 0.125% (0.50% annually) of the market value of our common shares, payable quarterly in arrears in cash.	Impractical to determine at this time.
Acquisition Fee:	Our Manager will be entitled to 1.0% of the purchase price of each property purchased from non-affiliated, third party sellers for identifying, reviewing, evaluating and purchasing such property.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we deploy). Assuming that we raise the maximum offering amount, resulting in $46,500,000 in net proceeds (assuming the payment of the maximum sales commissions of 6.0% of gross offering proceeds), and that we buy properties using our maximum leverage of 60%, we anticipate that acquisition fees of approximately $1,162,500 will be paid to our Manager.

Reimbursement of Expenses:

We will reimburse our Manager for out-of-pocket expenses in connection with our operations and the acquisition of our investments and in connection with third parties providing services to us. This does not include our sponsor’s overhead, employee costs borne by our sponsor, utilities or technology costs.

Impractical to determine at this time.
Awards Under Our Stock Incentive Plan:

We have adopted a stock incentive plan, pursuant to which our advisory board members, officers and employees, employees of our Manager and other affiliates, certain of our consultants and certain consultants to our Manager and other affiliates who directly or indirectly provide consulting services to us may be granted equity incentive awards in the form of stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards. Our Manager will determine all awards under our stock incentive plan and the vesting schedule for the grants.

The aggregate number of common shares that may be issued or used for reference purposes or with respect to which awards may be granted under our stock incentive plan will not exceed 5% of our outstanding common shares on a fully diluted basis at any time (subject to adjustment for stock splits, combinations, reclassifications, reorganizations and certain other specified events pursuant to the stock incentive plan), which we refer to as the 5% limit.

Compensation of Advisory Board Members:

Pursuant to our stock incentive plan, and subject to the 5% limit, we intend to grant each of the members of our advisory board (1) as soon as practicable after the commencement of this offering, 5,000 common shares, and (2) annually thereafter, 2,500 common shares.

Assuming a value of $10.00 per common share, and assuming that the 5% limit has not been reached, $200,000 represents the aggregate value of the initial grant of restricted common shares, and $100,000 represents the aggregate value of each annual grant of restricted common shares.

Exit Stage:
Exit Fee:

If our company (or all or substantially all the assets of our company) is sold or merged with another company including a company affiliated with or sponsored or managed by our sponsor or its affiliates, our Manager will be entitled to a fee equal to 2.0% of the company’s total capitalization at the time of sale or merger, to be paid in cash. For purposes of calculating the exit fee, total capitalization is equal to the sum of the company’s total debt and shareholders’ equity. The exit fee will not be paid to our Manager if the net proceeds to shareholders results in an amount per share less than $10, subject to adjustments in the event of share splits.

Impractical to determine at this time
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Summary of Risk Factors

 Investing in our common shares involves a high degree of risk. You should carefully review the “Risk Factors” section of this offering circular, beginning on page 15, which contains a detailed discussion of the material risks that you should consider before you invest in our common shares.

 Conflicts of Interest

   Our Manager and its affiliates will experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its affiliates will face include the following:

●    Our sponsor’s real estate professionals acting on behalf of our Manager must determine which investment opportunities to recommend to us and such other Commencement Capital entities as may exist in the future from time to time. Our sponsor may organize one or more similar programs with investment criteria that compete with us.

●      Our sponsor’s real estate professionals will have to allocate their time among us, our sponsor’s business and other programs and activities in which they are involved.

●      The terms of our operating agreement (including our Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm’s length.

●      We do not have a policy that expressly prohibits our officers, advisory board members, security holders or affiliates from engaging for their own account in business activities of the types conducted by us.

●      Our shareholders may only remove our Manager for “cause” following the affirmative vote of shareholders holding two-thirds of the outstanding common shares. Unsatisfactory financial performance does not constitute “cause” under the operating agreement. Other than accrued fees payable to our Manager, no additional compensation will be paid to our Manager in the event of the removal of our Manager.

●     At some future date after we have acquired a substantial investment portfolio that our Manager determines would be most effectively managed by our own personnel, we may seek shareholder approval to internalize our management by acquiring assets and employing the key real estate professionals performing services to us on behalf of our Manager for consideration that would be negotiated at that time. The payment of such consideration could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. Additionally, in an internalization transaction, our sponsor’s real estate professionals who become our employees may receive more compensation than they previously received from our sponsor or its affiliates. These possibilities may provide incentives to these individuals to pursue an internalization transaction, even if an alternative strategy might otherwise be in our shareholders’ best interests.

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●     Our Manager may, without shareholder consent unless otherwise required by law, determine that we should sell all or substantially all our assets to, or merge or consolidate through a roll-up or other similar transaction with other entities, including entities affiliated with or sponsored or managed by our sponsor or its affiliates.

●    Our advisory board members are incentivized to recommend their own services (or actions that otherwise may financially benefit them) and to maximize their estimation of our need for such services or actions which otherwise benefit them, and as a result, they face conflicts of interest.

Distributions

Once we begin to make distributions, we expect that our Manager will declare and make them on a quarterly basis in arrears. Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that our Manager will set the rate of distributions at a level that will be reasonably consistent and sustainable over time. Distributions will be paid to shareholders as of the record dates selected by our Manager. See “Description of Our Common Shares — Distributions.”

While our goal is to pay distributions from our cash flow from operations, we may use other sources to fund distributions. Until the proceeds from our public offering are invested and generating operating cash flow, some or all of our distributions may be paid from other sources, including the net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities. Use of some of or all these sources may reduce the amount of capital we invest in assets and negatively impact the return on your investment and the value of your investment. We have not established a limit on the amount of proceeds we may use to fund distributions. We can provide no assurances that future cash flow will support payment of distributions or maintaining distributions at any particular level or at all.

Our distributions will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.

Leverage Policy

We intend to employ leverage in order to provide additional funds to support our investment activities. Our target portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 30-60% of the greater of cost (before deducting depreciation or other non-cash reserves) and fair market value of our assets. During the period when we are beginning our operations and growing our portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of assets. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, other than during our initial period of operations, it is our policy to not borrow more than 60% of the greater of cost (before deducting depreciation or other non-cash reserves) and fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager. See “Investment Objectives and Strategy” for more details regarding our leverage policies.

Status of our Offering

We commenced our offering on May 3, 2017. Our common shares were initially being offered by our executive officers and certain members of our advisory board, on a best-efforts basis, in reliance on an exemption from registration as broker-dealers under provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. On June 15, 2017, in contemplation of our possible engagement of a managing underwriter for the offering, we paused our offering and have made no sales of common shares since that date. The gross proceeds of our offering through that date currently reside in an escrow account with Prime Trust.

Our Financing Strategy

             We may use moderate leverage to enhance total cash flow and capital appreciation to our shareholders. We will target an appropriate loan-to-value ratio for our properties based on (i) the purchase price of the property or the fair market value of the property at the time that the financing is obtained and (ii) the cash flow that the property is generating and the resulting debt service coverage ratio.

              We may obtain a line of credit or other financing that will be secured by one or more of our assets. We will consider a number of factors when evaluating the company’s aggregate level of indebtedness and making financial decisions, including, among others, the following:

●	the interest rate of the proposed financing;

●	the extent to which the financing impacts the flexibility to manage the properties;

●	prepayment penalties, defeasance and restrictions on refinancing;

●	our long-term objectives with respect to the financing;

●	the ability of the property to generate cash flow sufficient to cover budgeted capital expenditures, ongoing maintenance and expected debt service payments;

●	our overall level of consolidated indebtedness;

●	timing of debt maturities;

●	provisions that require recourse;

●	our company-level credit ratios; and

●	the overall ratio of fixed- and variable-rate debt.

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Voting Rights

Our shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would affect our shareholders disproportionately or materially adversely affects our shareholders’ rights, and removal of our Manager for “cause.” Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Our shareholders do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. For additional information, see “Description of Our Common Shares—Voting Rights.”

Other Governance Matters

Other than the limited shareholder voting rights described above, our operating agreement vests most other decisions relating to our assets and to the business of our company, including decisions relating to acquisitions and dispositions, the engagement of property managers, the issuance of securities in our company including additional common shares, mergers, dispositions, roll-up transactions, and other decisions relating to our business, in our Manager. See “Management” for more information about the rights and responsibilities of our Manager.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor any of our subsidiaries, is required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We anticipate that we will hold real estate (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

We intend, directly or through our subsidiaries, to invest in and manage a diversified portfolio of residential real estate investments. We expect to use substantially all the net proceeds from this offering to acquire and structure a diversified portfolio of residential real estate properties.

We will monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act.

The securities issued by any wholly-owned or majority-owned subsidiary that we may form and that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. The determination of whether an entity is a majority-owned subsidiary of our company is made by us. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though some of or all the interests issued by such Controlled Subsidiaries may not meet the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that our interests in the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence with our analysis and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

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We believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act.

A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Our Manager will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of “investment company” and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

 The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. See “Risk Factors—Risks related to Our Organizational Structure—Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.”

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RISK FACTORS

An investment in our common shares involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

Risks Related to an Investment in NY Residential REIT, LLC

Both we and our Manager are newly-formed entities with no operating history.

Both we and our Manager are newly formed entities, with no operating history. You should consider an investment in our common shares in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. To be successful in this market, we and our Manager must, among other things:

●	identify and acquire real estate assets consistent with our investment strategies;

●	increase awareness of our name within the investment products market;

●	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and

●	build and expand our operations structure to support our business.

There can be no assurance that we will achieve our investment objectives.

The report of our independent auditor contains an emphasis of matter paragraph questioning our ability to continue as a going concern.

As of the date of this offering circular, we have not commenced operations and have not generated revenues or profits since inception. We are currently dependent on our ability to raise capital from shareholders or other sources.The report of our independent auditor on our financial statements contained in this offering circular contains an emphasis of matter paragraph questioning our ability to continue as a going concern. The paragraph indicates that our not having commenced operations and not having generated revenues or profits, among other factors, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty, nor is our independent auditor’s opinion modified with respect to this matter. If we do not successfully raise capital and generate revenues or profits, we will be unable to effectuate our business plan, which could materially adversely affect the value of our common shares.

Because there is no public trading market for our common shares, you may not be able to resell your common shares.

There is presently no public market for our common shares. Prior to the completion of the offering, we intend to apply either (a) to list our common shares on the NASDAQ or the NYSE, or (b) for the quotation of our common shares with the OTC. If we apply to list our common shares and be eligible for listing on the NASDAQ or the NYSE, there is no guarantee that we will meet the listing standards of either organization and be eligible for listing. If we choose to apply for quotation of our common shares with the OTC, our common shares may be quoted only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, we may not be able to convince any broker-dealers to act as market makers and make quotations with the OTC.

                If our common shares become listed or quoted and a market for the stock develops, the actual price of our common shares will be determined by prevailing market prices at the time of the sale. We cannot assure you that there will be a market in the future for our common shares. The trading of securities of companies with a small market capitalization is often sporadic and investors may have difficulty buying and selling our common shares or obtaining market quotations for them, which may have a negative effect on the market price of our common shares. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you should consider an investment in our common shares to be extremely illiquid.

Investing in our company may result in an immediate loss because buyers may pay more for our common shares than the pro rata portion of the assets are worth.

We have only been recently formed and have only a limited operating history with no earnings; therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. The offering price will not change for the duration of the offering even if we obtain either (a) the listing of our common shares on the NASDAQ or the NYSE, or (b) the quotation of our common shares with the OTC.

Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares will trade if we succeed in becoming actively traded by broker-dealers.

Additionally, we are obligated to reimburse our Manager for the organization and offering expenses that our Manager has paid or will pay on our behalf, up to a maximum of $500,000. Organization and offering expenses may be substantial, and will be due and payable by us upon the achievement of the minimum offering amount. While our Manager may in its discretion choose to defer or waive the requirement that we reimburse any portion of the organization and offering expenses, our Manager is under no obligation to do so, and we do not anticipate that it will do so. If we reimburse our Manager for organization and offering expenses in an amount that is substantial in relation to the net proceeds raised, our company may incur an immediate loss and the value of your common shares will be immediately and substantially reduced.

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If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Manager in the acquisition of our investments and the ability of our Manager to source investment opportunities for us. The more money we raise in this offering, the greater our challenge will be to invest all the net offering proceeds on attractive terms. We cannot assure you that our Manager will be successful in obtaining suitable investments on financially attractive terms or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we, through our Manager, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

We expect that our real estate investments will be concentrated in New York City, making us dependent upon the economic climate in New York City, including increased competition, and potentially more vulnerable economically than if our investments were geographically diversified.

We expect to focus on the acquisition and ownership of real estate assets located in Manhattan. We are subject to risks generally inherent in concentrating investments in a certain geography. These risks resulting from a lack of diversification may become even greater in the event of a downturn in the commercial real estate industry and could significantly adversely affect the value of our properties. A downturn in New York City’s economy, in a submarket within New York City or in the overall national economy could result in reduced demand for space. Likewise, declines in the financial services or media sectors may have a disproportionate adverse effect on the New York City real estate market. These adverse effects could be more pronounced than if we diversified our investments outside of New York City.

Moreover, the New York City real estate market is highly competitive. We will compete based on a number of factors that include location, rental rates, security, suitability of the property’s design to prospective tenants’ needs and the manner in which the property is operated and marketed. The number of competing properties in the New York City market could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties. In addition, we will compete with other entities engaged in real estate investment activities in New York City to locate suitable properties to acquire and to locate tenants and purchasers for our properties. These competitors will include other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, governmental bodies and other entities. There are also REITs with asset acquisition objectives similar to ours and others may be organized in the future. Some of these competitors, including larger REITs, have substantially greater marketing and financial resources than we will have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through similar channels to our company. Therefore, we will compete for institutional investors in a market where funds for real estate investment may decrease.

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We have no investment criteria limiting the size of each investment we make. Any individual real estate investment could represent a material percentage of our assets, and if that investment experiences a loss, the value of your investment in us could be significantly diminished.

Due to what we anticipate will be a relatively small asset base and an anticipated high concentration of our total assets in relatively large individual real estate assets, the value of your investment could vary more widely with the performance of specific assets than if the offering amount were greater or if we invested in a more diverse portfolio of properties. Because of this potential asset concentration, even modest changes in the value of our real estate assets could have a significant impact on the value of your investment.

We may change our investment objectives and policies without shareholder approval.

We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our investment objectives and policies at any time without the consent of our shareholders. These policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our Manager without the approval of our shareholders. As a result, the nature of your investment could change without your consent.

A portion of the offering proceeds will be used to pay the Underwriter Fee of up to 6.0% of the gross offering proceeds to the Underwriter, which it may re-allow in part and pay to Selling Group Members, and to reimburse certain offering expenses to our Underwriter. Thus, a portion of the gross amount of the offering proceeds will not be available for investment by the Company.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a best efforts basis, whereby the Underwriter is only required to use its best efforts to sell our common shares and has no firm commitment or obligation to purchase any of our shares. Additionally, due to the limited size of the offering, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments, even if we are successful in raising the maximum offering amount. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the areas within Manhattan in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Your investment in our common shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return will be reduced.

Our organization documents do not prohibit us from paying distributions from any source, including, borrowings, offering proceeds, waivers of fees payable to our Manager or sales of assets. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from financings, the net proceeds from this or future offerings or other sources other than our cash flow from operations, we will have less funds available for investments in real estate properties and the number of real estate properties that we invest in and the overall return to our shareholders may be reduced. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods, and accordingly your overall return may be reduced. If we fund distributions from the sale of assets, this will affect our ability to generate cash flows from operations in future periods.

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Disruptions in the financial markets or deteriorating economic conditions could adversely impact the residential real estate market, which could hinder our ability to implement our business strategy and generate returns to you.

The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, may result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents, which in turn would reduce the value of our common shares.

During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values or rents. Further, as a result of our target leverage, our exposure to adverse general economic conditions will be heightened.

All the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under secured loans, the lenders will be entitled to proceed against the collateral granted to them to secure the debt owed.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make, except for investments that may be described in supplements to this offering circular. Because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that your investment may not generate returns comparable to those of our competitors.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Because it has not made a significant equity investment in our company, our sponsor will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

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Any adverse changes in our sponsor’s financial health or our relationship with our sponsor or its affiliates could hinder our operating performance and the return on your investment.

We have engaged our Manager to manage our operations and our portfolio of residential real estate equity investments. Our Manager will utilize our sponsor’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our sponsor and its affiliates as well as our sponsor’s real estate professionals in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in our sponsor’s financial condition or our relationship with our sponsor could hinder our Manager’s ability to successfully manage our operations and our portfolio of investments.

We have not adopted a share repurchase program, so you may be unable to recover your investment.

We have not adopted a share repurchase program to provide a means for liquidity. Given our intent to apply (a) to list our common shares on the NASDAQ or NYSE or (b) for quotation of our common shares on the OTC (neither of which is guaranteed to occur), it is highly unlikely that a share repurchase program will be developed within the foreseeable future. Currently, there is no public market for the common shares, so shareholders may be unable to sell their common shares or may only be able to sell their shares at an undesirable discounted price or after considerable delay. Further, while this initial offering for common shares is exempt from registration with both the SEC and state authorities, a secondary offering of these securities by you may need to qualify for an additional exemption with state "blue sky" authorities which could further limit your ability to recover your investment.

FINRA sales practice requirements may also limit your ability to buy and sell our common shares, which could depress the price of our shares.

Prior to the completion of the offering, we intend to apply for either (a) to list our common shares on the NASDAQ or NYSE or (b) for quotation of our common shares with the OTC, at which time, if successful, we will be subject to FINRA rules which require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, even if our common shares become listed or quoted, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

We have minimal operating capital, no significant assets and no revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital, and the failure to attract qualified real estate companies and sufficient investor purchase commitments, could result in our bankruptcy or other event which would have a material adverse effect on us and our shareholders. We have no significant assets or financial resources, so such adverse event could put your investment dollars at significant risk.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities. This market is competitive and rapidly changing.

Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

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Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns. The online real estate investing industry is driven by constant innovation. If we are unable to compete with such companies and meet the need for innovation, this offering may not raise enough proceeds for us to succeed in our business plan.

If our sponsor fails to retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our sponsor’s ability to attract and retain key personnel. Our future also depends on the continued contributions of our executive officers and other key personnel of our sponsor, each of whom would be difficult to replace. In particular, Jesse Stein, the founder and Chief Executive Officer of our sponsor, Commencement Capital LLC, and our Manager, is critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Jesse Stein or other key personnel of our sponsor and the process to replace any of our sponsor's key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Risks Related to Compliance and Regulation

We are offering our common shares pursuant to recent amendments to Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our common shares less attractive to investors who are accustomed to the enhanced disclosure and more frequent financial reporting of a traditional initial public offering. In addition, given the relative lack of regulatory guidance regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, regulatory uncertainty regarding Regulation A, a perception that the prohibition on raising more than $50,000,000  in any 12-month period is too constraining, or a perception that our financial accounting is not as transparent as that of other REITs, reduces the attractiveness of our common shares, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio of residential real estate investments, which could severely affect the value of our common shares.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

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Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.

We intend to continue to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. We anticipate that we will hold real estate and real estate-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

We intend, directly or through our subsidiaries, to invest in and manage a diversified portfolio of residential real estate investments. We expect to use substantially all the net proceeds from this offering to acquire and structure a diversified portfolio of residential real estate properties.

The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though some of or all the interests issued by such Controlled Subsidiaries may not meet the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence with our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

Furthermore, although we intend to monitor the assets of our subsidiaries regularly, there can be no assurance that our subsidiaries will be able to maintain their exclusion from registration, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

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Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our net asset value, the amount of funds available for investment and our ability to pay distributions to our shareholders could be materially adversely affected.

Laws intended to prohibit money laundering may require us to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the PATRIOT Act, requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury, or the Treasury, to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network, or FinCEN, an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require us or our service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and regulations could require us to implement additional restrictions on the transfer of our common shares to comply with such legislation and regulations. We reserve the right to request such information as is necessary to verify the identity of prospective shareholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN or the SEC. If  a prospective shareholder delays or fails to produce any information required for verification purposes, an application for, or transfer of, our common shares may be refused. We will not have the ability to reject a transfer of our common shares where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement, are satisfied.

Compliance with governmental laws, regulations and covenants that are applicable to our residential properties may adversely affect our business and growth strategies.

Residential rental properties are subject to various covenants, local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, may restrict our use of our residential properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our residential properties, including prior to acquiring any of our residential properties or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by our ability to obtain permits, licenses and zoning approvals. Our failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on us and cause the value of our common shares to decline.

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Risks Related to Conflicts of Interest

The ability of our Manager and Commencement Capital’s officers and other personnel to engage in other business activities, including managing other similar companies, may reduce the time our Manager spends managing the business of the company and may result in certain conflicts of interest.

Certain of our officers also serve or may serve as officers or employees of Commencement Capital as well as other Commencement Capital-sponsored vehicles, and other companies unaffiliated with Commencement Capital. These other business activities may reduce the time these persons spend managing our business. In addition, these persons may have obligations to those entities, the fulfillment of which might not be in the best interests of us, or any of our shareholders. Our officers and our Manager may face conflicts of interest in allocating sale, financing, leasing and other business opportunities among the real properties owned by the companies.

The termination of our Manager is generally limited to cause, which may make it difficult or costly to end our relationship with our Manager.

Termination of our Manager is generally limited to cause. The term “cause” is limited to those circumstances described under “Our Manager” which include certain material breaches, certain acts constituting fraud, misappropriation of funds, embezzlement and gross negligence, certain bankruptcy matters and the dissolution of our Manager. Unsatisfactory financial performance does not constitute “cause” under our operating agreement. These provisions make it difficult to end the company’s relationship with our Manager, even if we believe our Manager’s performance is not satisfactory.

Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our Manager.

Our operating agreement provides that Commencement NY LLC, our Manager, the non-member manager of our company, in exercising its rights in its capacity as our Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our shareholders and will not be subject to any different standards imposed by our operating agreement, the Delaware Limited Liability Company Act, or the Delaware LLC Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

Our advisory board members are incentivized to recommend their own services (or actions that otherwise may financially benefit them) and to maximize their estimation of our need for such services or actions which otherwise benefit them, and as a result, they face conflicts of interest.

            We expect that certain of our advisory board members and their respective companies, which are not affiliated with us, may, on a basis outside the scope of the duties of our advisory board, provide services to us on an as-needed basis with such rates of compensation as may be mutually agreed upon. Certain of our advisory board members are therefore incentivized to recommend such beyond-scope engagements and to maximize their estimation of our need for such services, and as a result, they face conflicts of interest. Although no advisory board member has a right to perform services for us outside his capacity as an advisory board member (subject to his right to resign and our Manager's right to terminate him) and although our Manager will have the sole discretion to decide, in the interest of the shareholders or the company as a whole, to use a service provider not on the advisory board with or without consulting the advisory board, our expectation that we may engage advisory board members and their respective companies to provide services to us represents a material economic benefit to our advisory board members. The value of this material economic benefit is not quantifiable with any certainty, and will remain unquantifiable for the foreseeable future. However, if we or our Manager make any payment, directly or indirectly, to a member of our advisory board other than in his capacity as an advisory board member, or to such member’s company, we will disclose the amount and the nature of such payment in a supplement to this offering circular.

              The members of our advisory board will have more access to our Manager and our company than will similarly situated professionals, and if we overpay for services or fail to conduct proper arm’s-length negotiation or bidding processes, such advisory board members may benefit from that proximity to our detriment and that of our shareholders.

            Our advisory board is not independent of our Manager and its members do not necessarily possess the same economic interests as do our shareholders. For example, Mr. Serhant may be motivated to recommend the acquisition of properties that are listed on the multiple listing service or similar listing service, where he may receive compensation as our buyer’s broker, over properties that are not so listed. As such, Mr. Serhant may be motivated to steer our acquisition activity towards assets where we compete with other buyers and where the seller must pay a brokerage commission, rather than off-market assets, which may result in a lower return on our investments. For this reason, to the extent we engage Mr. Serhant or his company, their services may be less effective than the services of an internal acquisitions department, and our shareholders may experience a lower return than if we had an internal acquisitions department. Similarly, due to the possibility that we may engage him or his company to provide construction services, Mr. Brody may be motivated to advise us to use construction services, even if not needed, or to purchase properties that may require construction work. As such, Mr. Brody’s service on our advisory board may result in a lower return to shareholders than if he were incentivized to avoid our incurrence of construction costs. Mr. Giancola is also motivated to steer the Company towards using capital markets services,if not needed, or otherwise pursuing transactions that require services such as those that HFF provides. As such, Mr. Giancola may steer us towards transactions that will produce a lower return than if he was incentivized to seek out transactions that did not require services such as those that HFF provides.           .

There are conflicts of interest among us, our Manager and its affiliates.

            Each of our Chief Executive Officer, Jesse Stein, and our President, Jonathan Morris is an executive officer of our Manager.  Our sponsor is wholly owned by Jesse Stein. All the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s-length negotiations. Some of the conflicts inherent in the company’s transactions with our Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our Manager and its affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have negative impact on the our financial performance and, consequently, on distributions to shareholders and the value of our common shares.

T           The operating agreement provides our Manager with broad powers and authority which may exacerbate the existing conflicts of interest among your interests and those of our Manager, its executive officers and its other affiliates. This risk is increased by our Manager being controlled by Jesse Stein, who owns our sponsor and who participates, or expects to participate, directly or indirectly in other offerings by our sponsor and its affiliates. Potential conflicts of interest include, but are not limited to, the following:

●	our Manager, its executive officers and its other affiliates may continue to offer other real estate investment opportunities, including other blind pool equity offerings similar to this offering, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

●	our Manager, its executive officers and its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits or fees or other compensation from any other business owned and operated by our Manager, its executive officers and/or its other affiliates for their own benefit;

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●	we may engage our Manager or affiliates of our Manager to perform services at prevailing market rates. Prevailing market rates are determined by our Manager based on industry standards and expectations of what our Manager would be able to negotiate with third party on an arm’s length basis; and

●	our Manager, its executive officers and its other affiliates are not required to devote all of their time and efforts to our affairs.

We have agreed to limit remedies available to us and our shareholders for actions by our Manager that might otherwise constitute a breach of duty.

Our Manager maintains a contractual, as opposed to a fiduciary, relationship with us and our shareholders. Accordingly, we and our shareholders will only have recourse and be able to seek remedies against our Manager to the extent it breaches its obligations pursuant to our operating agreement. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. These provisions are detrimental to shareholders because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties. By purchasing our common shares, you will be treated as having consented to the provisions set forth in the operating agreement. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the operating agreement because of our desire to maintain our ongoing relationship with our Manager.

Our Manager may realize substantial compensation.

A transaction involving the purchase of any investment by us, or a liquidity event by us, may result in the realization by our Manager of compensation. Our Manager has discretion with respect to decisions relating to transactions and liquidity events. Acquisition fees are based upon the purchase price of the assets acquired, rather than the quality or suitability of the investments. Compensation based on the purchase price of our assets may create an incentive for our Manager to use more leverage to grow our asset base, even if the use of leverage would be detrimental to our operating results.

              Potential conflicts may also arise in connection with a decision by our Manager (on our behalf) of whether to complete the process of listing the company or to seek to (a) sell the company or (b) approve a merger (including in the case of both (a) or (b), in a transaction involving an entity affiliated with or sponsored or managed by our sponsor of its affiliates). Our Manager will receive an exit fee only if the company or all or substantially all its assets is sold or if there is a merger. This provides an incentive for our Manager to pursue a sale or merger transaction even if the same may not be in our long-run best interests. Conversely, our Manager may be motivated to delay, or not to consummate, a sale or merger transaction, even if such transaction were in our best interest, in order to continue receiving asset management fees.

As our sponsor establishes additional offerings in the future, there may be conflicts of interests among the various offerings, which may result in opportunities that would benefit our company being allocated to the other offerings.

Our sponsor may establish and sponsor additional offerings, including offerings that will acquire or invest in commercial real estate equity investments, commercial real estate loans, and other select real estate-related assets. If a sale, financing, investment or other business opportunity would be suitable for more than one entity, our Manager will allocate it according to the policies and procedures adopted by our Manager. Any allocation of this type may involve the consideration of a number of factors that our Manager may determine to be relevant. Except under any policies that may be adopted by our Manager or sponsor in the future, no entity (including us) will have any duty, responsibility or obligation to refrain from:

  engaging in the same or similar activities or lines of business as any other entity;
  doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any entity;
  engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any entity;
  establishing material commercial relationships with another entity; or
  making operational and financial decisions that could be considered to be detrimental to another entity.

In addition, any decisions by our sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one entity more than another entity or limit or impair the ability of any entity to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular entity that such arrangements or agreements include or not include another entity, as the case may be. Any of these decisions may benefit one entity more than another entity.

The conflict of interest policies we have adopted may not adequately address all the conflicts of interest that may arise with respect to our activities and are subject to change or suspension.

We have adopted a conflict of interest policy to specifically address some of the conflicts relating to our activities. There is no assurance that these policies will be adequate to address all the conflicts that may arise or will address such conflicts in a manner that is favorable to our company. Our Manager may modify, suspend or rescind the policies set forth in the conflicts policy, including any resolution implementing the provisions of the conflicts policy, in each case, without a vote of our shareholders.

The sale of $1,000,000 in common shares, while necessary to our business operations, is not designed as a protection for you, to indicate that your investment decision is shared by other unaffiliated investors.

Because there may be substantial purchases by affiliates of our sponsor, or other persons who will receive fees or other compensation or gain dependent upon the success of the offering, you should not place any reliance on the sale of the $1,000,000 in common shares as an indication of the merits of this offering. You must make your own investment decision as to the merits of this offering.

Legal counsel for our company, our Manager and our sponsor is the same law firm.

Duval & Stachenfeld LLP acts as our legal counsel and as legal counsel for our Manager and our sponsor. Duval & Stachenfeld LLP is not acting as counsel for the shareholders or any potential investor. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Duval & Stachenfeld LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our Manager and our sponsor or their affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Duval & Stachenfeld LLP may inadvertently act in derogation of the interest of one or more parties which could adversely affect us, and our ability to meet our investment objectives and, therefore, our shareholders.

Risks Related to Our Investments

Our real estate assets will be subject to the risks typically associated with real estate.

Our real estate assets will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

●	natural disasters such as hurricanes, earthquakes and floods;

●	acts of war or terrorism, including the consequences of terrorist attacks;

●	adverse changes in national and local economic and real estate conditions;

●	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and

●	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.

These factors may have a material adverse effect on the value that we can realize from our assets.

Many factors impact the residential rental market, and if rents in Manhattan do not increase sufficiently to keep pace with rising costs of operations, our income and distributable cash will decline.

The success of our business model depends, in part, on conditions in the residential rental market in Manhattan. Our acquisitions will be premised on assumptions about occupancy levels and rental rates, and if those assumptions prove to be inaccurate, our cash flows and profitability will be reduced.

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We anticipate involvement in a variety of litigation.

We anticipate involvement in a range of legal actions in the ordinary course of business. These actions may include eviction proceedings and other landlord-tenant disputes, challenges to title and ownership rights and issues with local housing officials arising from the condition or maintenance of one or more of our residential properties. These actions can be time-consuming and expensive. We cannot assure you that we will not be subject to expenses and losses that may adversely affect our operating results.

Class action, resident rights and consumer demands and litigation could directly limit and constrain our operations and may impose on us significant litigation expenses.

Numerous residents’ rights and consumers’ rights organizations operate in New York City, and as we grow in scale, we may attract attention from some of these organizations and become a target of legal demands or litigation. S uch organizations might work in conjunction with trial and pro bono lawyers in New York City to attempt to bring claims against us on a class action basis for damages or injunctive relief. We cannot anticipate what form such legal actions might take, or what remedies they may seek. Additionally, these organizations may lobby local county and municipal attorneys or the New York Attorney General to pursue enforcement or litigation against us, or may lobby state and local legislatures to pass new laws and regulations to constrain our business operations. If they are successful in any such endeavors, they could directly limit and constrain our operations and may impose on us significant litigation expenses, including settlements to avoid continued litigation or judgments for damages or injunctions.

Our investments will be concentrated in the residential sector of the real estate industry, which will expose us to downturns in the residential sector.

Our investments in will be concentrated in the residential sector of the real estate industry. A downturn or slowdown in the rental demand for our targeted investments caused by adverse economic, regulatory or environmental conditions, or other events, in the residential sector may have a greater impact on the value of our portfolio than if we had more fully diversified our investments.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

The value of a property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the property.

We may be unable to renew leases or re-lease space as leases expire.

If tenants do not renew their leases upon expiration, we may be unable to re-lease the vacated space. Even if the tenants do re-lease the lease or we are able to re-lease to a new tenant, the terms and conditions of the new lease may not be as favorable as the terms and conditions of the expired lease.

In addition, one or more of our properties may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. The resale value of a property could be diminished because the market value of a particular property will depend principally upon the value of the cash flow generated from the property which will be reduced if there are vacancies.

Our properties may be subject to impairment charges.

We will periodically evaluate our real estate investments for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and legal structure. For example, the early termination of, or default under, a lease by a tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of the property. Impairment charges also indicate a potential permanent adverse change in the fundamental operating characteristics of the impaired property. There is no assurance that these adverse changes will be reversed in the future and the decline in the impaired property’s value could be permanent.

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If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could adversely affect our financial condition and ability to pay distributions.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Chapter 11 of the United States bankruptcy code. A bankruptcy filing by one of our tenants or any guarantor of a tenant’s lease obligations would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. There is no assurance the tenant or its trustee would agree to assume the lease. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages and it is unlikely we would receive any payments from the tenant.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. A tenant or lease guarantor bankruptcy could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available to pay distributions.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our cash flow.

Even if we qualify as a REIT for U.S. federal income tax purposes, we generally will be required to pay state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, common share value and our ability to satisfy our principal and interest obligations and to make distributions to our shareholders could be adversely affected.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage, including due to the non-renewal of the Terrorism Risk Insurance Act of 2002, or the TRIA, could reduce our cash flows and the return on our shareholders’ investments.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with such catastrophic events could sharply increase the premiums we pay for coverage against property and casualty claims.

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This risk is particularly relevant with respect to potential acts of terrorism. The TRIA, under which the U.S. federal government bore a significant portion of insured losses caused by terrorism, will expire on December 31, 2020, and there can be no assurance that Congress will act to renew or replace the TRIA following its expiration. If the TRIA is not renewed or replaced, terrorism insurance may become difficult or impossible to obtain at reasonable costs or at all, which may result in adverse impacts and additional costs to us.

Changes in the cost or availability of insurance due to the non-renewal of the TRIA or for other reasons could expose us to uninsured casualty losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our shareholders’ investments. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to shareholders.

Additionally, mortgage lenders insist in some cases that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Accordingly, to the extent terrorism risk insurance policies are not available at reasonable costs, if at all, our ability to finance or refinance our properties could be impaired. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses.

Terrorist attacks and other acts of violence or war may affect the market in which we plan to operate, which could delay or hinder our ability to meet our investment objectives and reduce our shareholders’ overall return.

Terrorist attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. We expect that we will invest in properties throughout Manhattan, which is the economic center of New York City, and a past and possibly future target of terrorism.

Any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the worldwide financial markets and economy. Increased economic volatility could adversely affect our ability to conduct our operations profitably or our ability to borrow money or issue capital stock at acceptable prices.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Multiple-property portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a portfolio acquisition does not close may be greater than in a single-property acquisition. A seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions.

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Tenant relief laws may negatively impact our rental income and profitability.

As landlord of numerous residential properties, we may be involved in evicting residents who are not paying their rent or are otherwise in material violation of the terms of their lease. Eviction activities will impose legal and managerial expenses that will raise our costs. The eviction process is typically subject to legal barriers, mandatory “cure” policies and other sources of expense and delay, each of which may delay our ability to gain possession and stabilize the home. Additionally, state and local landlord-tenant laws may impose legal duties to assist residents in relocating to new housing, or restrict the landlord’s ability to recover certain costs or charge residents for damage that residents cause to the landlord’s premises. We and any property managers we hire will need to be familiar with and take all appropriate steps to comply with all applicable landlord-tenant laws, and we will need to incur supervisory and legal expenses to ensure such compliance. To the extent that we do not comply with state or local laws, we may be subjected to civil litigation filed by individuals, in class actions or by state or local law enforcement. We may be required to pay our adversaries’ litigation fees and expenses if judgment is entered against us in such litigation or if we settle such litigation.

New York City’s rent control or rent stabilization laws could prevent us from raising rents to offset increases in operating costs.

New York City has a system of rent regulations known as rent stabilization and rent control. About one million apartments in New York City are regulated apartments. Tenants of regulated apartments are entitled to receive required services, to have their leases renewed, and may not be evicted except on grounds allowed by law. Leases may be renewed for a term of one or two years, at the tenant’s choice. If we acquire properties that include regulated apartment units, these regulations could prevent us from raising rents in these apartment units to offset increases in operating costs and could adversely affect our cash flow and the value of our investments.

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Our targeted investments may include condominium and co-op interests. Condominium and co-op interests are subject to special risks that may reduce your return on investment.

Our targeted investments may include condominium and co-op interests, both of which are types of common ownership interest. Common ownership interests are subject to special risks that may reduce your return on investment. For example, common ownership interests are governed by associations which we, as a shareholder and tenant (in the case of a co-op interest) or as a condominium unit owner, have a vote. We may be outvoted by the other members of the condominium or co-op respecting matters that materially impact the management, appearance, safety or financial soundness of the dwelling or of the association. We may or may not seek to obtain a seat on the board of the applicable co-op or homeowners’ association, or HOA. If we do obtain a seat, the time and energy of our personnel may be consumed by managing board or HOA affairs whose outcomes accrue to the benefit of many other common owners rather than solely to the benefit of our shareholders. If we do not seek or if we seek and fail to obtain a seat on the applicable board or HOA, we may not be able to participate fully in decisions that may materially affect the financial interests of our shareholders.

Additionally, common ownership interests can be difficult to for a buyer to obtain financing on, may adversely impact our ability to sell a common ownership interest at the price and on the timeline that we desire. Further, dwellings with common ownership may be situated on land that the co-op or HOA leases rather than owns. If the lease expires without renewal, the condominium or co-op and its members may be severely affected, including by suffering eviction and a loss of investment. Additionally, leased land is more difficult to obtain financing on, which may adversely impact the co-op’s or the HOA’s liquidity if it needs financing.

The value of common ownership interests may be decreased by the default of other interest holders on their HOA fees or similar fees. If enough holders default on their fees, the HOA’s or the co-op board’s liquidity and net worth may decrease dramatically. If the HOA or board is forced to foreclose on any delinquent units, a lowered value realized at the foreclosure sale may adversely impact the market value of every other unit.

We, as a common ownership interest owner, will also be required to pay HOA or co-op fees. If we default in our payment, we may be obligated to pay financial penalties or, in severe circumstances, our unit may be foreclosed on by the board or the HOA. If the board or HOA is mismanaged or if the applicable property suffers from neglect or deferred maintenance, board or HOA fees may increase, which may reduce our cash flow from operations and your ability to receive distributions.

We intend to own units in condominiums and co-ops in which, as landlord, we do not reside. Many boards and HOAs restrict the percentage of units that may be owned by out-of-possession landlords. Accordingly, even if we find an attractive investment opportunity in a condominium or co-op dwelling, we may be restricted in the number of units that we may own. This may force us to look to other, less desirable, projects to make investments. Alternatively, if the HOA or board of a project in which we invest does not restrict the number of units that may be owned by out-of-possession landlords, the market value of our units may never increase, and may even decrease, because potential buyers of units may be unable to obtain mortgage financing due to lenders’ frequent unwillingness to provide financing for the purchase of units in projects with a low concentration of owner-occupied units.

Additionally, we may be unable to obtain financing to purchase common ownership interests because lenders may require higher down payments or charge higher interest rates than on single-family residential properties. In the case of condominium or co-op projects with a low concentration of owner-occupied units, we may not be able to obtain financing at all. Either situation would restrict our ability to diversify our investments, and any of the foregoing considerations mean that our shareholders may suffer low returns, or even negative returns, on their investment in us.

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We may have difficulty selling our real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our shareholders may be limited.

Real estate investments are relatively illiquid and, as a result, we may have a limited ability to sell them. When we sell any of our assets, we may recognize a loss on such sale. We may elect not to distribute any proceeds from the sale of assets to our shareholders. Instead, we may use such proceeds for other purposes, including:

●	purchasing additional residential properties;

●	repaying debt, if any;

●	buying out interests of any co-venturers or other partners in any joint venture in which we are a party;

●	creating working capital reserves; or

●	making repairs, maintenance or other capital improvements or expenditures to our remaining properties.

Our ability to sell our properties may also be limited by our need to avoid the 100% prohibited transactions tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time and comply with certain other requirements in the Code or dispose of our properties through a “taxable REIT subsidiary”, or “TRS”.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or FDIC, only insures amounts up to $250,000 per depositor per insured bank. We expect to have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000.

The occurrence of a cyber incident, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, or damage to our business relationships, all of which could negatively impact our financial results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks that could directly result from the occurrence of a cyber incident including operational interruption, damage to our relationship with our tenants, and private data exposure, any of which could negatively impact our financial results.

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The actual rents we receive for the properties in our portfolio may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in the Manhattan residential rental market, a general economic downturn and the desirability of our properties compared to other properties in the Manhattan residential rental market, we may be unable to realize our estimated market rents across the properties in our portfolio. In addition, depending on market rental rates at any given time as compared to expiring leases in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates across our portfolio, then our ability to generate cash flow growth will be negatively impacted.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our shareholders. In addition, the resale value of the property could be diminished because the market value of our properties may depend in part upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our shareholders’ investment.

Further, a decline in general economic conditions in New York City could lead to an increase in tenant defaults, lower rental rates and less demand for residential real estate space in that market. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

We may enter into long-term leases with tenants in certain properties, which may not result in fair market rental rates over time.

We may enter into long-term leases with tenants of certain of our properties, or include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution could be lower than if we did not enter into long-term leases.

We depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our shareholders.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. If a tenant defaults we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to you.

We have no established investment criteria limiting the concentration of our investments within particular neighborhoods of Manhattan. If our investments are concentrated in one or more neighborhoods that experiences adverse economic conditions, our investments may lose value and we may experience losses.

Certain of our investments may be concentrated in one or more neighborhoods within Manhattan. These investments may carry the risks associated with significant locational concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, our investments may be overly concentrated in certain neighborhoods within Manhattan, and we may experience losses as a result. A worsening of economic conditions in a neighborhood in which our investments may be concentrated could have an adverse effect on your investment.

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Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our shareholders’ overall return.

We may enter into joint ventures to acquire properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

●	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

●	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

●	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

●	that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our shareholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to substantial liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. Even if we are not subject to liability, other costs, which we would undertake to avoid or mitigate any such liability, such as the cost of removing or remediating hazardous or toxic substances could be substantial. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, including hazardous substances that have not been detected, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you. We may be subject to all the risks described here even if we do not know about the hazardous materials and if the previous owners did not know about the hazardous materials on the property.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would adversely affect our operating results.

            Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us or our property manager and its assignees from operating such properties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability.

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Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce our net income and the amount of cash available for distributions to you.

Many of our investments will be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the timeframe that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our shareholders.

Some of our assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to shareholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale asset falls below its amortized value and is not temporary, we will recognize a loss on that asset on the income statement, which will reduce our earnings in the period recognized.

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A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to shareholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of, and the cash flows from, residential real estate properties, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

Our sponsor and its affiliates have not sponsored prior real estate investment programs that otherwise would be required to be disclosed under applicable rules and regulations of the SEC, which means that you will be unable to assess their prior performance with other investment programs.

Our sponsor and its affiliates have not sponsored prior real estate investment programs that otherwise would be required to be disclosed under applicable rules and regulations of the SEC. Accordingly, this offering circular does not contain any information concerning prior performance of our sponsor and its affiliates, which means that you will be unable to assess any results from their prior activities before deciding whether to purchase our common shares.

Risks Related to Our Organization and Structure

Our shareholders do not elect or vote on our Manager and have limited ability to influence decisions regarding our business.

Our operating agreement provides that the assets, affairs and business of our company will be managed under the direction of our Manager. Our shareholders do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business.

Our common shareholders will have limited voting rights and may be bound by either a majority or supermajority vote.

Our common shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the common shares, removal of our Manager for “cause,” and the liquidation of the issuer. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Generally, matters to be voted on by our shareholders must be approved by a majority of the votes cast by all common shares present in person or represented by proxy, although the vote to remove our Manager for “cause” requires a two-thirds vote. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer listing on a national stock exchange would be. Accordingly, we do not have a board of directors, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you do not have the same protections afforded to shareholders of companies that are subject to all the corporate governance requirements of a national stock exchange.

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Certain provisions of our operating agreement and Delaware law could hinder, delay or prevent a change of control of our company.

Certain provisions of our operating agreement and Delaware law could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of our company. These provisions include the following:

●	Authorization of additional shares, issuances of authorized shares and classification of shares without shareholder approval. Our operating agreement authorizes us to issue additional shares or other securities of our company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of our shares, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over our company by means of a tender offer, merger or otherwise.

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●	Delaware Business Combination Statute—Section 203. Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting shares. Our Manager may elect to amend our operating agreement at any time to have Section 203 apply to us.

●	Exclusive authority of our Manager to amend our operating agreement. Our operating agreement provides that our Manager has the exclusive power to adopt, alter or repeal any provision of the operating agreement, unless such amendment would adversely change the rights of the common shares. Thus, our shareholders generally may not effect changes to our operating agreement.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Under our operating agreement, we have authority to issue an unlimited number of additional common shares or other securities. After your purchase in this offering, our Manager may elect to (i) sell additional securities in this or future public offerings or (ii) issue securities in private offerings. To the extent we issue additional equity interests after your purchase in this offering, including under the stock incentive plan or upon the exercise of any Underwriter Warrants, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

By purchasing shares in this offering, you are bound by the arbitration provision contained in our subscription agreement, which limits your ability to bring class action lawsuits or seek remedy on a class basis.

By purchasing shares in this offering, investors agree to be bound by the arbitration provision contained in our subscription agreement. Such arbitration provision applies to claims that may be made regarding this offering and, among other things, limits the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis.

The subscription agreement allows for either an investor or us to elect to enter into binding arbitration in the event of any claim in which the investor and we are adverse parties, including claims regarding this offering. If we elected to invoke the arbitration clause, the rights of the adverse shareholder to seek redress in court would be severely limited.

Further, the subscription agreement restricts the ability of individual investors to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by us. These restrictions on the ability to bring a class action lawsuit is likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against us.

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U.S. Federal Income Tax Risks

Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our common shares.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2017 and intend to operate in a manner that would allow us to continue to qualify as a REIT. However, we may terminate our REIT qualification, if our Manager determines that not qualifying as a REIT is in our best interests, or inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. The REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Accordingly, we cannot be certain that we will be successful in operating so we can qualify or remain qualified as a REIT. Our ability to satisfy the Asset Tests, as defined in “U.S. Federal Income Tax Considerations — REIT Qualification Tests — Asset Tests,” depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the Internal Revenue Service, or the IRS, such recharacterization would jeopardize our ability to satisfy all requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability. In addition, distributions to shareholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Even if we qualify as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also will be subject to corporate tax on any undistributed REIT taxable income. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets, such as our TRSs, which are subject to full U.S. federal, state and local corporate-level income taxes. Cash used for paying taxes will not be available for distribution or reinvestment by the company.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

In order to qualify and maintain our status as a REIT, we must distribute annually to our shareholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We will be subject to U.S. federal income tax on our undistributed REIT taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. It is possible that we might not always be able to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT.

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Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or indirectly through any subsidiary entity, including our operating partnership, but generally excluding our TRSs, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a TRS (but such TRS would incur corporate rate income taxes with respect to any income or gain recognized by it), (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or indirectly through any subsidiary, will be treated as a prohibited transaction, or (3) structuring certain dispositions of our properties to comply with the requirements of the prohibited transaction safe harbor available under the Code for properties that, among other requirements, have been held for at least two years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding TRSs, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

If our operating partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

We intend to maintain the status of the operating partnership as a partnership or a disregarded entity for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the operating partnership as a partnership or disregarded entity for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This also would result in our failing to qualify as a REIT, and becoming subject to a corporate level tax on our income. This substantially would reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our REIT qualification.

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We may choose to make distributions in our own stock, in which case you may be required to pay U.S. federal income taxes in excess of the cash dividends you receive.

In connection with our qualification as a REIT, we are required to distribute annually to our shareholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order to satisfy this requirement, we may make distributions that are payable in cash and our common shares (which could account for up to 80% of the aggregate amount of such distributions) at the election of each shareholder. Taxable shareholders receiving such distributions will be required to include the full amount of such distributions as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, shareholders may be required to pay U.S. federal income taxes with respect to such distributions in excess of the cash portion of the distribution received.

Accordingly, shareholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a shareholder sells the stock that it receives as part of the distribution in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution, depending on the market price of our stock. In addition, if a significant number of our shareholders determine to sell our common shares in order to pay taxes owed on dividend income, such sale may put downward pressure on the value of our common shares.

Various tax aspects of such a taxable cash/stock distribution are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose requirements in the future with respect to taxable cash/stock distributions, including on a retroactive basis, or assert that the requirements for such taxable cash/stock distributions have not been met.

The taxation of distributions to our shareholders can be complex; however, distributions that we make to our shareholders generally will be taxable as ordinary income or constitute a return of capital, which may reduce your anticipated return from an investment in us.

Distributions that we make to our taxable shareholders out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes, (2) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, or (3) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from our TRSs. A return of capital is not taxable, but has the effect of reducing the basis of a shareholder’s investment in our common shares. Due to our investment in real estate, depreciation deductions and interest expense may reduce our earnings and profits in our early years with the result that a large portion of distributions to our shareholders in early years may constitute a return of capital rather than ordinary income.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to qualified dividend income payable to shareholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for this reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common shares. Tax rates could be changed in future legislation.

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If we were considered to actually or constructively pay a “preferential dividend” to certain of our shareholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute annually to our shareholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their shareholders could give rise to the inadvertent payment of a preferential dividend. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, there is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% Gross Income Test or 95% Gross Income Test. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the Gross Income Tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of such TRS.

Complying with REIT requirements may force us to forego or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT Gross Income Tests, as defined in “U.S. Federal Income Tax Considerations — REIT Qualification Tests — Income Tests,” annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets can consist of the securities of any one issuer (other than government securities and qualified real estate assets), and no more than 25% of the value of our total assets can be represented by securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.

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The ability of our Manager to revoke our REIT qualification without shareholder approval may subject us to U.S. federal income tax and reduce distributions to our shareholders.

Our operating agreement provides that our Manager may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we intend to elect and qualify to be taxed as a REIT, we may not elect to be treated as a REIT or may terminate our REIT election if we determine that qualifying as a REIT is no longer in the best interests of our shareholders. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our shareholders, which may have adverse consequences on our total return to our shareholders and on the market price of our common shares.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the market price of our common shares.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in our common shares. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a shareholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our operating agreement provides our Manager with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our shareholders. Our Manager could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our shareholders.

The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our operating agreement may inhibit market activity in shares of stock and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of each taxable year, other than the first year for which a REIT election is made. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year, other than the first year for which a REIT election is made. To help insure that we meet these tests, among other purposes, our operating agreement restricts the acquisition and ownership of our shares of stock.

Our operating agreement, with certain exceptions, authorizes our Manager to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted, prospectively or retroactively, by our Manager, for so long as we qualify as a REIT, our operating agreement prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock and more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock. Our Manager may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of the 9.8% ownership limit would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our Manager determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance with the restrictions is no longer required in order for us to continue to so qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of the shareholders.

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Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt shareholder has incurred (or deemed to have incurred) debt to purchase or hold our common shares, or (c) a holder of common shares is a certain type of tax-exempt shareholder, dividends on, and gains recognized on the sale of, common shares by such tax-exempt shareholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

Risks Related to Employee Benefit Plans and Individual Retirement Accounts

In some cases, if you fail to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our common shares, you could be subject to liability for losses as well as civil penalties.

There are special considerations that apply to investing in our common shares on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common shares, you should satisfy yourself that:

●	your investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

●	your investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

●	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

●	your investment will not impair the liquidity of the trust, plan or IRA;

●	your investment will not produce “unrelated business taxable income” for the plan or IRA;

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●	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and

●	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in our common shares constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

Additionally, as discussed under “ERISA Considerations – New Fiduciary Rules by the Department of Labor,” we intend  to rely on an exception to the new Department of Labor, or DOL, rules expanding the scope of persons who would be deemed fiduciaries under Title I of ERISA and Section 4975 of Code for certain independent fiduciaries with financial expertise. Accordingly, prospective benefit plan investors will only be permitted to invest if they do so through an Independent Fiduciary that satisfies the requirements discussed under “ERISA Considerations – New Fiduciary Rules by the Department of Labor.”

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STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

 We make statements in this offering circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.

 The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

●	changes in economic conditions generally and the real estate and securities markets specifically;

●	limited ability to dispose of assets because of the relative illiquidity of real estate investments;

●	intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space;

●	defaults on or non-renewal of leases by tenants;

●	increased interest rates and operating costs;

●	our failure to obtain necessary outside financing;

●	decreased rental rates or increased vacancy rates;

●	the risk associated with potential breach or expiration of a ground lease, if any;

●	difficulties in identifying properties to purchase, and in consummating, real estate acquisitions, developments, joint ventures and dispositions;

●	our failure to successfully operate acquired properties and operations;

●	exposure to liability relating to environmental and health and safety matters;

●	changes in real estate and zoning laws and increases in real property tax rates;

●	failure of acquisitions to yield anticipated results;

●	risks associated with breaches of our data security;

●	our level of debt and the terms and limitations imposed on us by our debt agreements;

●	the need to invest additional equity in connection with debt refinancings as a result of reduced asset values;

●	our ability to retain our executive officers and other key personnel of our sponsor and its affiliates;

●	our sponsor's ability to retain and hire competent employees and appropriately staff our operations;

●	legislative or regulatory changes impacting our business or our assets (including changes to SEC guidance related to Regulation A);

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●	changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

●	our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by our sponsor;

●	our success in causing our shares to become either (a) listed on the NASDAQ or NYSE, or (b) quoted with the OTC;

●	our compliance with applicable local, state and federal laws, the Investment Company Act and other laws; and

●	changes to generally accepted accounting principles, or GAAP.

 Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular. All forward-looking statements are made as of the date of this offering circular and the risk that actual results will differ materially from the expectations expressed in this offering circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.

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ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds assuming we sell in this offering: (i) $1,000,000 in common shares, (including any shares purchased by affiliates of our Manager), the amount we need to start operations, and (ii) $50,000,000 in shares, the maximum offering amount. Our sponsor previously acquired 100 common shares at a price equal to the initial public offering price in connection with our formation, for net proceeds to us of $1,000.

We expect to use substantially all the net proceeds from this offering to invest in, acquire and manage a portfolio of residential real estate properties in Manhattan. We may not be able to promptly invest the net proceeds of this offering in real estate. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high a return as we expect to earn on our real estate-related investments.

We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and will directly impact the market value of our common shares. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

	Minimum Offering(1)	Maximum Offering
	Amount	Amount
Gross Offering Proceeds	$1,000,000	$50,000,000
Less:
Underwriting Fee(2):	$60,000	3,000,000
Organization and Offering Expenses (3)(4)	$150,000	$500,000
Estimated Amount Available for Investments	$790,000	$46,500,000

 (1) This is a “best efforts” offering. We will not start operations or draw down on investors’ funds and admit investors as shareholders until we have raised at least $1,000,000 in this offering (including common shares purchased by our Manager). Until the minimum threshold is met, investors’ funds will remain in an escrow account held at Prime Trust. If the minimum threshold is not met by May 1, 2018, subject to our right to extend by up to 60 days with the consent of the Underwriter, we will cancel the offering and the escrow agent will promptly return to each subscriber all funds provided by such subscriber without interest or deduction.

 (2) The Underwriter will receive a fee, or the Underwriting Fee, equal to 6.0% of gross offering proceeds from the sale of the common shares, except that the Underwriter will receive (i) a reduced fee of 2.0% of the gross offering proceeds from the sale of the common shares to investors sourced or introduced to us or the Underwriter by our sponsor or by any third party that is not a broker-dealer and is engaged by our sponsor or us, and (ii) no fee from gross offering proceeds from the sale of the common shares to our sponsor or any affiliate of our sponsor.  The Underwriter may reallow part of the Underwriting Fee, up to 4.0% of the offering price per offered share sold in the offering, to Selling Group Members.  We have also agreed to reimburse certain offering expenses to the Underwriter. This table assumes the payment of a maximum Underwriting Fee of 6.0% of gross offering proceeds.

(3) We will reimburse our Manager for organization and offering costs, which will be capped at $500,000. As of the date of this offering circular, our Manager has incurred approximately $100,000 of expenses in connection with our organization and the offering. See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.

(4) Amounts reflected are estimates. Includes all expenses to be paid by us in connection with the formation of the company and the qualification of the offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, engraving, amending and supplementing offering circulars, mailing and distributing costs, telephone, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal law, including taxes and fees and accountants’ and attorneys’ fees. Does not include reimbursement of certain offering expenses to the Underwriter. See “Underwriting and Plan of Distribution.”

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MANAGEMENT

Our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, and implementing our investment strategy and making decisions with respect to all acquisitions and dispositions. Our Manager and its officers are not required to devote all their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow investment guidelines adopted by our Manager and the investment and borrowing policies set forth in this offering circular unless they are modified by our Manager. Our Manager may establish further written policies on investments and borrowings and will ensure that the policies are fulfilled. Our Manager may change our investment objectives at any time without approval of our shareholders.

Our Manager performs its duties and responsibilities pursuant to our operating agreement. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our shareholders. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Responsibilities of our Manager

Our Manager has the responsibility to:

Asset Management and Acquisition Services

●

investigate, select, and, on our behalf, engage and conduct business with such persons as our Manager deems necessary to the proper performance of its obligations under our operating agreement, including consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under our operating agreement;

●	monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;

●

formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis;

●	coordinate and manage relationships between us and any joint venture partners.

●	approve and oversee our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	serve as our asset manager with respect to sourcing, underwriting, acquiring, investing in, financing, and managing a diversified portfolio of our targeted investments;

●	adopt and periodically review our investment guidelines;

●	structure the terms and conditions of our acquisitions, sales and joint ventures;

●	enter into leases and service contracts for our properties;

●	approve and oversee our debt financing strategies;

●	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

●	oversee and conduct the due diligence process related to prospective investments;

●	prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our Manager to evaluate the proposed investments; and

●	negotiate and execute approved investments and other transactions.

Offering Services

●	organize this offering, including the determination of its specific terms;

●	prepare and approve of all marketing materials to be used by us relating to this offering;

●	negotiate and coordinate the receipt, collection, processing and acceptance of subscription agreements, and perform other administrative support functions;

●	create and implement various technology and electronic communications related to this offering; and

●	perform all other services related to this offering.

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Accounting and Other Administrative Services

●	manage and perform the various administrative functions necessary for our day-to-day operations;

●	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

●	provide financial and operational planning services and portfolio management functions;

●	maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

●	maintain all appropriate company books and records;

●	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

●	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

●	provide us with all necessary cash management services;

●	manage and coordinate with the transfer agent, if any, the process of making distributions and payments to shareholders;

●	evaluate and obtain adequate insurance coverage based upon risk management determinations;

●	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

●	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

●	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Shareholder Services

●	determine our distribution policy and authorize distributions from time to time;

●	manage communications with our shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

●	establish technology infrastructure to assist in providing shareholder support and services.

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Financing Services

●	identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

●	negotiate terms of, arrange and execute financing agreements;

●	manage relationships between us and our lenders, if any; and

●	monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services

●	evaluate and approve potential asset dispositions, sales or liquidity transactions; and

●	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Executive Officers

As of the date of this offering circular, our executive officers and their positions and offices are as follows:

Name	Age	Position
Jesse Stein	39	Chief Executive Officer
Jonathan Morris	62	President

Jesse Stein has served as the President and Chief Executive Officer of Commencement Capital LLC since June 2016 and the Chief Executive Officer of our company since December 2016. Mr. Stein is also the Managing Principal of Advanced Fundamentals LLC, a data analytics and real estate indexing firm which he founded in July 2016. Formerly, Mr. Stein was a founding member and the Chief Operating Officer of ETRE Financial, LLC,  a real estate financial services and information technology company, from August 2012 until February 2016. During his time with ETRE Financial, Mr. Stein also served as the Chief Operating Officer, Secretary, and a member of the Board of Directors of ETRE REIT, LLC. Mr. Stein previously served as the Executive Vice President of Acquisitions for United Realty Advisors, LP, an affiliate of United Realty Partners, LLC, or United Realty Partners, a privately held real estate investment and advisory firm from September 2011 through June 2013.  Prior to joining United Realty Partners, Mr. Stein was a Managing Director at Multi Capital Group, a boutique real estate and investment banking firm that specializes in equity and debt placement, capital structuring, and principal investment activity.  Mr. Stein was employed by Multi Capital Group from September 2005 until December 2008 and from March 2011 until September 2011.  From January 2009 to March 2011, Mr. Stein was a Principal at The FoxStone Group, a real estate advisory firm that provides services such as capital structuring, financial analysis, market research, due diligence, and investment sourcing.  Mr. Stein spent five years as a proprietary equities trader at JGM Securities (September 2000 to July 2001), Numina Capital (August 2001 to June 2003), and Spectrum Trading LLC (August 2003 to September 2005).  Mr. Stein holds a Bachelor’s Degree in Industrial and Labor Relations from Cornell University and a Master’s Degree in Real Estate Investment from New York University.

Jonathan Morris has served as the President of our company since February 2017. Mr. Morris’ experience includes significant acquisitions experience, corporate finance expertise, private sector debt and equity and in-depth asset management leadership. Mr. Morris has a 25-year history of real estate leadership in acquisitions and finance working with significant organizations in the real estate industry. Since June 2011, Mr. Morris has taught a master’s level REIT class at Georgetown University. From February 2011 until February 2013, Mr. Morris was a Managing Director of Jones Lang LaSalle where Mr. Morris established a REIT lending group within the Capital Markets Group. Mr. Morris resolved all outstanding issues to proceed to the public market. Several weeks prior to the scheduled road show to prepare for the IPO, a public REIT made an unsolicited purchase offer which was negotiated in full and executed. From July 2008 until January 2010,  Mr. Morris was the Chief Executive Officer for University Town Center, a large scale “city within a city” located in Hyattsville, Maryland.  The project, also known as UTC, contained several million square feet of office, retail, movie theaters, student housing, residential condominiums and large parking garages.  The project lost money during the recession and the principals hired Mr. Morris to renegotiate the underlying loans.  Mr. Morris resolved the vast majority of the outstanding debt, renegotiated covenants and insulated the owners from issues going forward.   From 2000 until 2007, Mr. Morris served as a Principal of LMH Realty Group, LLC, or LMH, a private equity platform sponsored by Lerner Enterprises, Inc., the largest private owner/developer in the Washington, D.C. metropolitan region.  LMH acquired a portfolio of nearly one million square feet of “opportunistic” office assets which were renovated, leased and sold for significant returns.  One class A development project, a 192,000-square-foot office tower in Washington, D.C. was retained in the Lerner portfolio.  From 1997 until 2000, Mr. Morris was Vice-President and Mid-Atlantic Director of Acquisitions for Boston Properties, Inc. (NYSE: BXP), where Mr. Morris identified, acquired and in many cases, secured the debt financing for a portfolio of acquisitions, again using the exchange of Operating Partnership Units to complete many of the transactions.  From 1996 until 1997, Mr. Morris was the Executive Vice President, Chief Operating Officer and Managing Director of Capital Markets for Government Property Investors, Inc, a private REIT owned principally by Brown Brothers Harriman.  The aforementioned private REIT, also known as Rosecliff Realty, had stalled in its mission to launch its initial public offering and become a public REIT.  From 1991 until 1996, Mr. Morris was the Director of Acquisitions for Charles E. Smith Residential Realty, Inc. (NYSE: SRW) after working as a key, senior team member to convert the then private company to a public REIT with a successful initial public offering in June 1994. During his tenure at SRW, SRW merged with Archstone to form Archstone-Smith, (NYSE: ASN), Mr. Morris concluded a series of apartment acquisitions, many through UPREIT transactions. Mr. Morris has diverse experience including significant acquisitions experience, corporate finance expertise, private sector debt and equity and in-depth asset management leadership.

Our Advisory Board

Name	Age	Position
Ryan Serhant	32	Member of Advisory Board
Eric Brody	38	Member of Advisory Board
David Giancola	35	Member of Advisory Board
Brad Thomas	51	Member of Advisory Board

We have established an advisory board consisting of four members, Ryan Serhant, Eric Brody David Giancola, and Brad Thomas. We believe that the members of our advisory board will support our Manager in sourcing and evaluating investment and strategic opportunities, providing insight on the Manhattan residential real estate market, and provide services based on each advisory board member’s expertise. Advisory board members will serve until such time as they resign or are replaced by our Manager, in its sole and absolute discretion. Each member of our advisory board is an employee of our company, will be available to us on an as-needed basis for purposes of assisting us with strategic and operational questions and will be expected to attend periodic meetings of our advisory board, either in person or by conference call.

Ryan Serhant has served as a member of our advisory board since February 2017. In his capacity as an advisory board member, Mr. Serhant will be available to us on an as-needed basis for purposes of assisting us with strategic and operational questions, and will be expected to attend periodic meetings of our advisory board, either in person or by conference call. Mr. Serhant’s duties to us will relate primarily, although not exclusively, to advising us on, and helping us to resolve, questions involving property acquisitions and dispositions. Mr.  Serhant has been an Associate Broker at Nestseekers International since March 2012 and was previously a Managing Director at the same firm from September 2008 until June 2012. Mr. Serhant is qualified to serve on our advisory board as a highly experienced real estate broker, with personnel under his leadership in both New York and Los Angeles. Mr. Serhant has been a real estate broker for nine years and specializes in luxury real estate and new developments in New York City. In part due to his reputation as a real estate broker, Mr. Serhant is featured on the Bravo TV show Million Dollar Listing New York. Mr. Serhant was selected to serve as a member of our advisory board because of his extensive access to investment opportunities in New York City.

Eric Brody has served as a member of our advisory board since February 2017. In his capacity as an advisory board member, Mr. Brody will be available to us on an as-needed basis for purposes of assisting us with strategic and operational questions, and will be expected to attend periodic meetings of our advisory board, either in person or by conference call. Mr. Brody’s duties to us will relate primarily, although not exclusively, to advising us on, and helping us to resolve, questions involving the construction, development, redevelopment and renovation of our properties.  Mr. Brody has been Director of Construction and a Principal at Wonder Works Construction since February 2010. Mr. Brody is responsible for some of the largest projects in the portfolio, business development, contract negotiations, and procurement. Formerly, from January 2003 until January 2010, Mr. Brody was an Owner’s Representative/Project Manager and Developer at The Brody Group, a real estate development company. Mr. Brody was selected to serve as a member of our advisory board due to his knowledge and experience with the renovation and development of New York City residential properties.

David Giancola has served as a member of our advisory board since April 2017. In his capacity as an advisory board member, Mr. Giancola will be available to us on an as-needed basis for purposes of assisting us with strategic and operational questions, and will be expected to attend periodic meetings of our advisory board, either in person or by conference call. Mr. Giancola’s duties to us will relate primarily, although not exclusively, to advising us on, and helping us to resolve, questions involving the financing of our properties.  Mr. Giancola has been a Managing Director at HFF, Inc. (NYSE: HF) since March 2016 where he specializes in investment sale transactions and equity placements throughout New York and the Tri-State area. Prior to joining HFF, Mr. Giancola was a Managing Director at Cushman & Wakefield (f/k/a Cassidy Turley) from June 2014 until March 2016. From August 2011 until March 2014, Mr. Giancola was a member of the investment team at West River Capital. From April 2006 until December 2008, Mr. Giancola was an Associate Vice President at DTZ Rockwood. Mr. Giancola began his career as a Senior Associate at Heitman, where he was employed from August 2003 to March 2006. Mr. Giancola holds an MBA with a dual concentration in Real Estate and Finance from Columbia Business School and a bachelor’s degree from University of Pennsylvania. Mr. Giancola was selected to serve as a member of the Company’s advisory board because of his experience in capital markets and investment sales within New York City.

Brad Thomas has served as a member of our advisory board since May 2017.   In his capacity as an advisory board member, Mr. Thomas will be available to us on an as-needed basis for purposes of assisting us with strategic and operational questions, and will be expected to attend periodic meetings of our advisory board, either in person or by conference call. Mr. Thomas has been an Editor of the Forbes Real Estate Investor, a subscription-based newsletter, since May 2014. He is also a Senior REIT Analyst at REIT Investor, a subsidiary of Blue Chip Holding, LLC, since January 2017. Mr. Thomas has been a contributing writer for Seeking Alpha since 2010, with over 35,000 followers and is also currently a contributor for Forbes.com. Prior to that, Mr. Thomas previously served as Director of Strategic Markets at Embree Group from 2009 to 2010; as Senior Vice President at Thompson National Properties from 2007 until 2008; and as Vice President at Phillips Edison from 2003 until 2006. Prior to that, Mr. Thomas was a partner in C&T Investments, LLC, a regional development company from 1990 through 2005. He is also a frequent contributor for Forbes Magazine and Fox & Friends. Mr. Thomas is the author of two books: The Intelligent REIT Investor (co-author) and The Trump Factor: Unlocking the Secrets behind the Trump Empire. Mr. Thomas holds a Bachelor's Degree in Business Administration from Presbyterian College.  Mr. Thomas was selected to serve as a member of our advisory board because of his extensive knowledge of real estate investment trusts.

Compensation of Advisory Board Members

Pursuant to our stock incentive plan, and subject to the 5% limit, we intend to grant each of the members of our advisory board (1) as soon as practicable after the commencement of this offering, 5,000 common shares, and (2) annually thereafter, 2,500 common shares. The vesting schedule for common shares paid to our advisory board members will be determined by our Manager in connection with such award.

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Stock Incentive Plan

We have adopted a stock incentive plan to align the long-term financial interest of our advisory board members, officers and employees, employees of our Manager and other affiliates, certain of our consultants and certain consultants to our Manager and other affiliates who, directly or indirectly, provide consulting services to us, with those of our shareholders. Our Manager intends to design long-term incentive awards to ensure that eligible officers, employees, consultants and advisory board members have a continuing stake in our long-term success.

Our Manager has the full authority to administer and interpret the plan, including to grant to our advisory board members, officers and employees, employees of our Manager and other affiliates, certain of our consultants and certain consultants to our Manager and other affiliates who, directly or indirectly, provide consulting services to us (a) stock options, (b) stock appreciation rights, (c) restricted stock, (d) performance shares, and (e) other stock-based awards; to determine, in accordance with the terms of the stock incentive plan, the number of common shares to be covered by each award granted and the terms and conditions, consistent with the terms of the stock incentive plan, of any award granted; and generally, to exercise such powers and to perform such acts as our Manager deems necessary or expedient to promote our best interests that are not in conflict with the provisions of the stock incentive plan. Our Manager, however, may not take any action under our stock incentive plan that would result in a repricing of any stock option without having first obtained the affirmative vote of our shareholders. The aggregate number of common shares that may be issued or used for reference purposes or with respect to which awards may be granted under the stock incentive plan will not exceed 5% of our outstanding common shares on a fully diluted basis at any time (subject to adjustment for stock splits, combinations, reclassifications, reorganizations and certain other specified events pursuant to the stock incentive plan).

Our Manager intends to continually evaluate the use of equity-based awards and intends to use such awards as part of designing and administering our compensation program. We expect to make grants at regular intervals.

We intend to follow a practice of granting equity incentives on an annual basis to our advisory board members, and may also in our Manager’s discretion grant equity incentives to officers and employees, employees of our Manager and other affiliates, certain of our consultants and certain consultants to our Manager and other affiliates who, directly or indirectly, provide consulting services to us. We also may make grants (a) on the commencement of employment or engagement, as applicable, of the participant, (b) to key employees of us or our Manager or its affiliates following a significant change in job responsibilities, or (c) to meet specific retention objectives. Grants will be issued on the date they are approved by our Manager, except in certain circumstances, such as for new hires, who may be granted awards on or following commencement of employment on the second day after we release our financial results for that quarter. The exercise price for stock options will be determined by our Manager at the time of the grant and will not be less than 100% (or, in the case of an incentive stock option granted to a ten percent shareholder, 110%) of the fair market value of the common shares at the time of the grant. Our Manager will set the vesting schedule, which may be subject to the attainment of specified performance targets or such other factors as our Manager may determine, in its sole discretion.

The stock incentive plan and the awards granted under the plan will not affect the power of our Manager or shareholders to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in our capital structure or our business; (b) any merger or consolidation of our company or any affiliate of our company; (c) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting our common shares; (d) the dissolution or liquidation of our company or any affiliate of our company; (e) any sale or transfer of all or part of the assets or business of our company or any affiliate of our company; (f) any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the stock incentive plan; or (g) any other corporate act or proceeding. In addition, if any change in our capital structure occurs pursuant to any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the stock incentive plan, any recapitalization, any merger, any consolidation, any spinoff, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to the foregoing, then any of the following shall be appropriately adjusted: (i) the aggregate number and kind of shares of stock that may thereafter be issued under the stock incentive plan; (ii) the number and kind of shares of stock or other property (including cash) to be issued upon exercise of an outstanding award or under other awards granted under the stock incentive plan; (iii) the purchase price thereof; and/or (iv) the individual participant limitations set forth in the stock incentive plan (other than those based on cash limitations). In addition, if there shall occur any change in our capital structure or business other than any of those set forth in the preceding sentence, then our Manager may adjust any award or make such other adjustments to the stock incentive plan. Awards under the stock incentive plan are intended to either be exempt from, or comply with, the applicable requirements of Section 409A of the Code, and any award agreement shall be limited, construed and interpreted in accordance with such intent.

Upon a change in control (as defined under the stock incentive plan) of our company, and except as otherwise provided by our Manager in an award agreement or in a written employment agreement, outstanding unvested awards will vest in full.

Compliance with the American Jobs Creation Act

As part of our strategy for compensating eligible officers, employees, consultants and advisory board members, we intend to grant equity incentives under our stock incentive plan described above. This method of compensating individuals may possibly be considered to be a “nonqualified deferred compensation plan” under Section 409A of the Code.

Under Section 409A of the Code, “nonqualified deferred compensation plans” must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer payments, and also must prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. The guidance under Section 409A of the Code provides that there is no deferral of compensation merely because the value of property (received in connection with the performance of services) is not includible in income by reason of the property being substantially nonvested (as defined in Section 83 of the Code). Accordingly, it is intended that the restricted share awards will not be considered “nonqualified deferred compensation.”

If Section 409A of the Code applies to any of the awards issued under the plan described above, or if Section 409A of the Code applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and other requirements of Section 409A of the Code, then (i) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in the gross income of the recipient of such award or of such deferred amount to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the recipient, (ii) interest at the underpayment rate plus 1% would be imposed on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture) would be imposed upon the recipient, and (iii) a 20% additional tax would be imposed on the recipient with respect to the amounts required to be included in the recipient’s income. Furthermore, if the affected individual is our employee, we would be required to withhold U.S. federal income taxes on the amount deferred but includible in income due to Section 409A of the Code, although there may be no funds currently being paid to the individual from which we could withhold such taxes. We may also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of Section 409A of the Code, and if we fail to do so, penalties could apply.

We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Section 409A of the Code unless such award, agreement or arrangement complies with the timing and other requirements of Section 409A of the Code. It is our current belief, based upon the statute, the regulations issued under Section 409A of the Code and legislative history, that any award we may grant will not be subject to taxation under Section 409A of the Code because it will be considered a “nonqualified deferred compensation plan.” Nonetheless, there can be no assurances that any such award will not be affected by Section 409A of the Code, or that any such award will not be subject to income taxation under Section 409A of the Code.

Services Provided by Advisory Board Members

Each of our advisory board members is an employee of our company. As such, each advisory board member will be available to us on an as-needed basis for purposes of assisting us with strategic and operational questions, and will be expected to attend periodic meetings of our advisory board, either in person or by conference call. However, no member of our advisory board will, or will be expected to, devote all or a majority of his time to our business. We expect that the advisory board’s time commitment, while significant, will not constitute full-time employment. We expect to call upon members of our advisory board as specific questions arise as to, for example, property acquisitions, construction and financing, as well as other aspects of our strategy and operations.

In addition, we expect that certain of our advisory board members and their respective companies, none of which is affiliated with us, may provide services to us that are outside the scope of the duties of our advisory board, on an as-needed basis, and with such rates of compensation as may be mutually agreed upon.

Specifically, Ryan Serhant is a residential real estate broker at Nestseekers International, Eric Brody is a Principal, and the Director of Construction at Wonder Works Construction Corporation and David Giancola is a Managing Director at HFF, Inc. It is possible that Mr. Serhant may serve as our representative in a brokerage capacity subject to the discretion of our Manager. We expect that, if we were to engage Mr, Serhant or Nestseekers International in an acquisition or disposition outside the scope of the advisory board function, Mr. Serhant may share in the commissions paid by the seller. Similarly, if any of our properties requires construction services, it is possible that we or our Manager may engage Wonder Works Construction Corporation, for compensation, to provide those services, subject to a competitive bid process. Also similarly, Mr. Giancola may serve as our representative in an investment sales and debt or equity financing placement capacity subject to the discretion of our Manager, in which case he may share in compensation payable therewith.

We expect that the equity grants payable to our advisory board members will incentivize them to offer beyond-scope services that are of a superior quality or price than their competitors; therefore, we expect to use the services of our advisory board members or their respective firms as frequently as our Manager deems to be in the best interest of our shareholders, in its sole discretion.

However, equity grants will be payable to our advisory board members in recognition of their status as employees of our company, and as consideration for the duties that they are obligated to perform for us, and not for engagements beyond the scope of their duties as advisory board members, the consideration for which would be negotiated at that time and disclosed to investors.

For the avoidance of doubt, no advisory board member has a right to perform services for us other than in his capacity as an advisory board member. Our Manager will have sole discretion to decide, in the interest of the shareholders or the company as a whole, to use a service provider not on the advisory board with or without consulting the advisory board. Although no advisory board member has a right to perform services for us other than in his capacity as an advisory board member (subject to his right to resign or our Manager's right to terminate him), and although our Manager will have the sole discretion to decide, in the interest of the shareholders or the company as a whole, to use a service provider not on the advisory board with or without consulting the advisory board, our expectation that we may engage advisory board members and their respective companies to provide services to us represents a material economic benefit to our advisory board members.  See “Risk Factors—Risks Related to Conflicts of Interest—Our advisory board members are incentivized to recommend their own services (or actions that otherwise may financially benefit them) and to maximize their estimation of our need for such services or actions which otherwise may benefit them, and as a result, they face conflicts of interest.”

Compensation of Executive Officers

We do not currently intend to hire any employees who will be compensated directly by us. We expect that each of the executive officers of our company will also serve as an executive officers of our Manager. Each of these individuals will receive compensation for his services, including services performed for us on behalf of our Manager, from our sponsor. As executive officers of our Manager, these individuals will serve to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, manage acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. We will indirectly bear some of or all the costs of the compensation paid to these individuals, through fees we pay to our Manager,.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our operating agreement limits the liability of our Manager, its officers, our sponsor and our sponsor’s shareholder and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers, our sponsor and our sponsor’s shareholder and affiliates.

Our operating agreement provides that to the fullest extent permitted by applicable law our Manager, its officers, our sponsor and our sponsor’s shareholders and affiliates will not be liable to us. In addition, pursuant to our operating agreement, we have agreed to indemnify our Manager, its officers, our sponsor and our sponsor’s officers, sole member and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the Manager or one of our Manager’s officers.

Term and Removal of Our Manager

Our operating agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.

Our shareholders may only remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders. “Cause” is defined as:

●	our Manager’s continued breach of any material provision of the operating agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

●	the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

●	our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the operating agreement; provided, however, that if any of these actions is caused by an employee, personnel and officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, then our Manager may not be removed; or

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●	the dissolution of our Manager.

Unsatisfactory financial performance does not constitute “cause” under the operating agreement. Other than accrued fees payable to our Manager, no additional compensation will be paid to our Manager in the event of the removal of our Manager.

If our Manager is removed, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

Our Manager may assign its rights under our operating agreement in its entirety or delegate certain of its duties under the operating agreement to any of its affiliates without the approval of our shareholders so long as our Manager remains liable for any such affiliate’s performance.

Our Manager may withdraw as our Manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.

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Management Compensation

Our Manager and members of our advisory board will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table:

Form of Compensation	Description	Estimated Amount of Compensation
Offering and Organization Stage:
Organization and Offering Expenses:

To date, our Manager has incurred approximately $100,000  in organization and offering expenses on our behalf. We will reimburse our Manager for these costs and future organization and offering expenses it may incur on our behalf up to a maximum of $500,000.

$150,000-$500,000
Operating Stage: Asset Management Fee:	We will pay our Manager a quarterly asset management fee equal to 0.125% (0.50% annually) of the market value of our common shares, payable quarterly in arrears in cash.	Impractical to determine at this time.
Acquisition Fee:	Our Manager will be entitled to 1.0% of the purchase price of each property purchased from non-affiliated, third party sellers for identifying, reviewing, evaluating and purchasing such property.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we deploy). Assuming that we raise the maximum offering amount, resulting in $46,500,000 in net proceeds (assuming the payment of the maximum sales commissions of 6.0% of gross offering proceeds), and that we buy properties using our maximum leverage of 60%, we anticipate that acquisition fees of approximately $1,162,500 will be paid to our Manager.

Reimbursement of Expenses:

We will reimburse our Manager for out-of-pocket expenses in connection with our operations and the acquisition of our investments and in connection with third parties providing services to us. This does not include our sponsor’s overhead, employee costs borne by our sponsor, utilities or technology costs.

Impractical to determine at this time.
Awards Under Our Stock Incentive Plan:

We have adopted a stock incentive plan, pursuant to which our advisory board members, officers and employees, employees of our Manager and other affiliates, certain of our consultants and certain consultants to our Manager and other affiliates who directly or indirectly provide consulting services to us may be granted equity incentive awards in the form of stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards. Our Manager will determine all awards under our stock incentive plan and the vesting schedule for the grants.

The aggregate number of common shares that may be issued or used for reference purposes or with respect to which awards may be granted under our stock incentive plan will not exceed 5% of our outstanding common shares on a fully diluted basis at any time (subject to adjustment for stock splits, combinations, reclassifications, reorganizations and certain other specified events pursuant to the stock incentive plan), which we refer to as the 5% limit.

Compensation of Advisory Board Members:

Pursuant to our stock incentive plan, and subject to the 5% limit, we intend to grant each of the members of our advisory board (1) as soon as practicable after the commencement of this offering, 5,000 common shares, and (2) annually thereafter, 2,500 common shares.

Assuming a value of $10.00 per common share, and assuming that the 5% limit has not been reached, $200,000 represents the aggregate value of the initial grant of restricted common shares, and $100,000 represents the aggregate value of each annual grant of restricted common shares.

Exit Stage:
Exit Fee:

If our company (or all or substantially all the assets of our company) is sold or merged with another company including a company affiliated with or sponsored or managed by our sponsor or its affiliates, our Manager will be entitled to a fee equal to 2.0% of the company’s total capitalization at the time of sale or merger, to be paid in cash. For purposes of calculating the exit fee, total capitalization is equal to the sum of the company’s total debt and shareholders’ equity. The exit fee will not be paid to our Manager if the net proceeds to shareholders results in an amount per share less than $10, subject to adjustments in the event of share splits.

Impractical to determine at this time.

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PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our common shares as of the date of this offering circular for each person or group that holds more than 5% of our common shares, and for each executive officer of our company and for the executive officers of our company as a group. To our knowledge, each person that beneficially owns our common shares has sole voting and disposition power with regard to such shares.

 Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 555 Madison Avenue, 6th Floor, New York, NY 10022.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares
Jesse Stein (2)	100	100%
Jonathan Morris

All executive officers of our company as a group (two persons)	100	100

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Consists of 100 common shares owned by our sponsor. Our sponsor is wholly owned by Jesse Stein. Mr. Stein has sole voting and investing power with respect to all common shares owned by him.

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CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our Manager and its affiliates. We discuss these conflicts below and conclude this section with a discussion of certain conflict resolution measures we have adopted.

Our Advisory Board Members’ and Executive Officers’ Interests in Future Commencement Capital Entities

 General

The officers of our company are also officers, managers, or key professionals of our Manager, our sponsor and such other Commencement Capital entities as may exist in the future from time to time. These individuals have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these individuals and other affiliates of our sponsor may organize other real estate-related or debt-related programs and acquire for their own account real estate-related investments that may be suitable for us.

 Services Provided by our Advisory Board Members

For a discussion of certain conflicts of interest facing the members of our advisory board, please see “Management--Services Provided by Advisory Board Members.”

Allocation of Investment Opportunities

Our sponsor may in the future establish and sponsor additional offerings, including offerings that pursue investment strategies similar to ours. If a sale, financing, investment or other business opportunity would be suitable for more than one of its sponsored programs, our sponsor will allocate it according to the policies and procedures adopted by our sponsor.

Our sponsor's policy generally is to allocate investment opportunities to its sponsored programs on an equitable and fair basis, based on a variety of criteria, including, among other things, size of account and consistency with a program’s investment guidelines and strategies. However, conflicts of interest could arise in connection with transactions our Manager effects on behalf of our company, transactions affiliates of our Manager effect for other programs, and transactions that Mr. Stein engages in for his own account. Transactions entered into on behalf of these various parties may differ in substance, timing, and amount, due to, among other things, differences in investment objectives, abilities to take advantage of particular investment opportunities, or other factors affecting the appropriateness or suitability of particular investment activities. Differences could also be due to limitations on the size or availability of particular opportunities.

Our sponsor will allocate investments among the various programs in a manner it believes to be as fair and equitable as possible, considering each program’s objectives, limitations and capital available for investment, but programs may not all invest in the same financial instruments or in the same proportionate amounts. Although in any particular allocation of a transaction or series of transactions, we may be treated more or less favorably than other programs our sponsor will seek to treat our company and its other sponsored programs equitably on an overall basis. However, although the goal of our sponsor is to be fundamentally fair on an overall basis with respect to all programs, there can be no assurance that on an overall investment-by-investment basis a particular program will not be treated more favorably than another. Our sponsor will not knowingly or deliberately favor any sponsored program over another, although various factors may result in our company and such other programs achieving different results.

There also is the possibility that we will invest in opportunities that our Manager has declined to invest in for other programs it has sponsored and that these other programs may invest in opportunities not selected for investment by us.

 Allocation of Time

We rely on our Manager's key real estate professionals, including Mr. Stein, for the day-to-day operation of our business. Mr. Stein is also the Chief Executive Officer of our sponsor. As a result of his interests in such other Commencement Capital entities as may exist in the future from time to time, his obligations to other investors and the fact that he engages in and he will continue to engage in other business activities on behalf of himself and others, Mr. Stein will face conflicts of interest in allocating his time among us, our Manager and in such other Commencement Capital entities as may exist in the future from time to time and other business activities in which he is involved. However, we believe that our Manager and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Commencement Capital entities for which they work.

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Receipt of Fees and Other Compensation by our Manager and its Affiliates

 Our Manager will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Manager’s officers and as key real estate professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

●	the continuation, renewal or enforcement of provisions in our operating agreement involving our Manager and its affiliates;

●	public offerings of equity by us, which will likely entitle our Manager to increased acquisition fees and asset management fees;

●	acquisitions of investments at higher purchase prices, which entitle our Manager to higher acquisition fees, regardless of the quality or performance of the investment;

●	whether we seek shareholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate professionals of our sponsor who are performing services for us on behalf of our Manager for consideration that would be negotiated at that time and may result in these real estate professionals receiving more compensation from us than they currently receive from our sponsor; and

●	whether and when we seek to sell the company or its assets or to seek a merger of the company, including with companies affiliated or sponsored or managed by our sponsor or its affiliates, any of which may entitle our Manager to an exit fee, or seek a listing or quotation of our common shares, which would not entitle our Manager to an exit fee.

Duties Owed by Some of Our Affiliates to Our Manager and Our Manager’s Affiliates

Our officers are also officers, managers and key professionals of:

●	Commencement Capital LLC, our sponsor; and

●	Commencement NY LLC, our Manager.

As a result, they owe duties to both of these entities, their shareholders, members and limited partners. These duties may from time to time conflict with the duties that they owe to us.

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Certain Conflict Resolution Measures

Our Policies Relating to Conflicts of Interest

In order to reduce the potential for conflicts inherent in transactions with affiliates we have adopted conflict of interest policies, under which we may not engage in the following types of transactions:

●	sell or lease any investments to our Manager, our sponsor, their officers or any of their affiliates; or

●	acquire or lease any investments from our Manager, our sponsor, their officers or any of their affiliates.

In addition, pursuant to these conflict of interest policies, we will neither make any loans to our Manager, our sponsor, their officers or any of their affiliates nor borrow money from our Manager, our sponsor, their officers or any of their affiliates. This prohibition on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our Manager. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by our Manager, our sponsor, their officers or any of their affiliates.

Other Transactions Involving Affiliates.

            Before engaging in a transaction involving an affiliate of our company or of our Manager or any of its affiliates, our Manager must conclude that the transaction is fair and reasonable to us (and any affiliates of which it is also a Manager, if applicable) and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

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INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our investment objectives are:

●	to realize growth in the value of our investments;

●	to grow net cash from operations so more cash is available for distributions to investors; and

●	to preserve, protect and return your capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Investment Strategy

We intend to use substantially all the proceeds of this offering to acquire, invest in, manage, operate, selectively leverage and sell residential real estate properties in Manhattan. We intend to acquire and operate real estate on an opportunistic basis. We may invest in or acquire residential properties in Manhattan, including condominium and co-op interests, single-family homes or multifamily properties. These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction and may include multifamily properties purchased for conversion into condominiums and single-tenant properties that may be converted for multifamily use. We focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning, those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of our Manager, including present and future real estate investment offerings sponsored by affiliates of our sponsor.

Investment Decisions and Asset Management

Within our investment policies and objectives, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective asset management and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of our Manager with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

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We believe that active management is critical to creating value. Our Manager will also develop a well-defined exit strategy for each investment we make. Specifically, our Manager will assign an exit or refinance timeline to each asset we acquire prior to its purchase as part of the original business plan for the asset. Our Manager will then continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives to determine the optimal time to sell the asset.

To execute our disciplined investment approach, a team of our Manager will take responsibility for the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research – Our Manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

●	Underwriting Discipline – Our Manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, income tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio.

●	Risk Management – Risk management will be a fundamental principle in our construction of portfolios and in the management of each investment. Diversification of portfolios by investment type, investment size and investment risk is critical to controlling portfolio-level risk. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. Our Manager will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

●	Asset Management – Prior to the purchase of an individual asset or portfolio, our Manager will develop an asset business strategy which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. Our Manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. Our Manager will design this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

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Investments in Real Property

We are not limited in the number or size of properties we may acquire or the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering.

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of our sponsor. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge such characterization. If any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to our Manager;

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies.

Generally, sellers engage and pay third-party brokers or finders in connection with the sale of an asset. However, although we do not expect to do so on a regular basis, we may from time to time compensate third-party brokers or finders, including Mr. Serhant, in connection with our acquisitions.

We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.The terms and conditions of any apartment lease that we enter into with our residents may vary substantially; however, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for residential properties in Manhattan. Such standardized leases generally have terms of one year or less. All prospective residents for our residential properties will be required to submit a credit application.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate.

Joint Venture Investments. We are likely to enter into joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with third parties as well as entities affiliated with our sponsor for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. A joint venture creates an alignment of interest with a private source of capital for the benefit of our shareholders, by leveraging our acquisition, development and management expertise in order to achieve the following four primary objectives: (1) increase the return on invested capital; (2) diversify our access to equity capital; (3) “leverage” invested capital to promote our brand and increase market share; and (4) obtain the participation of sophisticated partners in our real estate decisions. In determining whether to invest in a particular joint venture, our Manager will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this offering circular for our selection of real property investments.

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Investment Process

Our Manager has the authority to make all the decisions regarding our investments consistent with the investment objectives and leverage policies approved by our Manager and subject to the limitations in our operating agreement.

Our Manager will focus on the sourcing, acquisition and management of residential real estate. It will source our investments from our advisory board, former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments for us, our Manager will utilize our sponsor’s investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our Manager will consider when evaluating prospective investment opportunities include:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and leasing market conditions affecting the real estate;

●	the cash flow in place and projected to be in place over the expected hold period of the real estate;

●	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

●	review of third-party reports, including appraisals, engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

 If a potential investment meets our Manager’s underwriting criteria, our Manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. Our Manager will evaluate our position within the overall capital structure and our rights in relation to other partners or capital tranches. Our Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

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Leverage Policy

We expect to employ leverage to enhance total returns to our shareholders through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. Our target portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 30-60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of assets. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost effective basis. To the extent a higher level of leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. Our Manager may from time to time modify our leverage policy in its discretion. However, other than during our initial period of operations, it is our policy to not borrow more than 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. Our Manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. Our Manager will monitor the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means our Manager will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

 Equity Capital Policies. Under our operating agreement, we have the authority to issue an unlimited number of additional common shares or other securities. After your purchase in this offering, our Manager may elect to: (i) sell additional securities in this or future public offerings, or (ii) issue securities in private offerings. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

 Disposition Policies

As each of our investments reaches what we believe to be its optimum value, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our shareholders or investing the proceeds in other assets that we believe may produce a higher overall future return to our shareholders. The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives and whether disposition of the asset would allow us to increase cash flow.

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

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PLAN OF OPERATION

Overview

We intend to focus on the sector that complements Mr. Morris’ and our advisory board’s expertise in the acquisition and management of residential real estate. We further intend to capitalize on the ability of our Manager to source, evaluate, negotiate, structure, close and manage acquisitions of residential properties in Manhattan. We expect to use substantially all the net proceeds from this offering (after expenses) to acquire properties that are appropriate for our investment strategy and our investment objectives. We intend to incorporate a flexible investment strategy to focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning, those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines. We will also seek to generate cash flow through the leasing of properties to residential tenants.

Our Strengths

- Management & Advisory Board- Our Manager's executive officers and our advisory board have extensive experience in the New York City real estate industry and a well-established network of relationships with public and private lending institutions, attorneys and brokers, from which we expect to generate attractive acquisition opportunities. We have constructed our advisory board to include members that can support our acquisition strategies through the services that they provide.

- Investor Accessibility- It is typically difficult for investors to participate in investments in the New York City residential real estate market. Our common shares provide accessibility for individual investors to own indirect interests in high-quality Manhattan residential real estate in the form of a public security.

- “Pure Play Investment”- We intend to only acquire or invest in residential properties in Manhattan, providing investors with an allocation to a specific investment.

Our Investment Strategy

The company will incorporate a flexible investment strategy that focuses around properties with the potential for significant capital appreciation, such as those requiring renovations or repositioning, those located in neighborhoods with high growth potential and those available from sellers who are distressed or face time-sensitive deadlines.

Specific strategies include, but are not limited to:

●	Acquiring or investing in properties in need of large-scale or cosmetic renovation.

●	Acquiring or investing in properties encumbered by existing tenancy.

●	Acquiring or investing in properties quickly from sellers with timing restrictions.

●	Acquiring or investing in bulk condominium and co-op units.

●	Acquiring or investing in condominium units in advance of completion.

Our Acquisition Targets

Our Manager is actively pursuing one or more acquisition opportunities for us. We have not entered into binding commitments with respect to any of these properties, and the pricing and terms of such transactions are subject to negotiation and ongoing due diligence and, therefore, we do not believe any of these transactions are probable as of the date of this offering circular. All of these properties are currently owned by unaffiliated third parties. Facilitating any acquisition under evaluation into a binding commitment with the seller is influenced by many factors including the existence of other competitive bids, the satisfactory completion of due diligence, regulatory or lender or other approvals, if required and in some cases is subject to our arranging for mortgage debt for the acquisition. Accordingly, there can be no assurance that we will enter into definitive agreements to acquire or ultimately complete the acquisition of any such property on the terms currently anticipated, or at all, and we cannot predict the timing of any potential acquisitions if any are completed.

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Our Investment Process

 Sourcing and Initial Screening

Through their extensive industry experience, our Manager and our advisory board have built a network of relationships from which to source investment opportunities in New York City. These relationships are focused on residential real estate, and include owners, property managers, developers, leasing and investment sales brokers, financiers, lenders, institutional investors, lawyers and accountants. These broad connections are expected to help source not only marketed transactions, but also potential transactions outside of a competitive bid environment. If a property meets our criteria, including our current risk adjusted return hurdle, we intend to proceed further into our investment process.

 Underwriting and Analysis

We intend to first focus on the property level, the neighborhood and finally the target market overall. Our Manager will create a preliminary underwriting that analyzes the asset’s price per square foot, replacement cost, capitalization rate, and projected internal rate of return. In particular, our Manager intends to focus on tenancy, market rents, expenses and taxes. Our Manager will review the expected capital expenditures and their impact on cash flows. If we expect to use non-recourse secured debt, our Manager will analyze the appropriate loan to value, debt service coverage ratio and current market terms to determine the optimal capital structure, both for the property itself and our balance sheet.

On the neighborhood and target market levels, our Manager will focus on current vacancy rates, rental growth, tenant demand and recent market sale and lease comparables. Our Manager also expects to review submarket and market employment drivers and other demographic drivers.

Due Diligence and Closing

 Our Manager will undertake a detailed approach to due diligence. In most cases, we expect our Manager to engage legal counsel to review title, insurance and local regulatory compliance and complex leases. A third-party consultant may be retained to provide a physical/structural report, updated ALTA survey and any other applicable inspections as needed. As part of the physical report, our advisory board will review its capital cost estimates versus the engineer’s projected capital needs. In addition, we intend to typically perform additional property inspections and tenant interviews. Once due diligence is complete, we will present the findings and final underwriting to our advisory board or our Manager, as applicable.

 Asset and Property Management

Our Manager will make all operating and leasing decisions on our properties. We intend to review our property performance quarterly and make changes as conditions warrant. This review will generally include operational statistics, collections, market trends, significant lease rollovers, marketing strategy and capital improvements. In particular, the asset’s capital expenditures and insurance will be closely monitored in order to mitigate large risks across the portfolio.

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Services Provided By Our Advisory Board Members

We expect that members of our advisory board will provide services to our company in addition to their roles as advisors to the company on an as-needed basis with such rates of compensation as may be mutually agreed upon. Our advisory board members are incentivized to recommend their own services (or actions that otherwise may financially benefit them) and to maximize their estimation of our need for such services or actions which otherwise benefit them, and as a result, they face conflicts of interest. See “Risk Factors—Risks Related to Conflicts of Interest— Our advisory board members are incentivized to recommend their own services (or actions that otherwise may financially benefit them) and to maximize their estimation of our need for such services or actions which otherwise benefit them, and as a result, they face conflicts of interest.”

Competition

Our net income depends, in large part, on our ability to source, acquire and manage investments with attractive risk-adjusted yields. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online lending platforms, many of which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous other REITs with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, amount of capital to be invested per project and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Our Financing Strategy

We may use moderate leverage to enhance total cash flow and capital appreciation to our shareholders.

We may obtain a line of credit or other financing that will be secured by one or more of our assets. We will consider a number of factors when evaluating the company’s aggregate level of indebtedness and making financial decisions, including, among others, the following:

●	the interest rate of the proposed financing;
●	the extent to which the financing impacts the flexibility to manage the properties;
●	prepayment penalties, defeasance and restrictions on refinancing;
●	our long-term objectives with respect to the financing;
●	the ability of the property to generate cash flow sufficient to cover budgeted capital expenditures, ongoing maintenance and expected debt service payments;
●	our overall level of consolidated indebtedness;
●	timing of debt maturities;
●	provisions that require recourse;
●	company-level credit ratios; and
●	the overall ratio of fixed- and variable-rate debt.

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Results of Operations

We were formed on December 12, 2016 and, as of the date of this offering circular, we have not commenced operations. We will not commence any significant operations until we have raised $1,000,000 (including from persons who are affiliated with us or our sponsor).

Stock Listing or Quotation

There is presently no public market for our common shares. Prior to the completion of the offering, we intend to apply either (a) to list our common shares on the NASDAQ or the NYSE, or (b) for the quotation of our common shares with the OTC. If we apply to list our common shares on the NASDAQ or the NYSE, there is no guarantee that we will meet the listing standards of either organization. We are not currently structured to comply with such listing standards. In order to apply for listing, we would need to materially change our corporate governance. Among other changes, material changes would include establishing a board of directors with a majority of independent directors and setting up audit, nominating/corporate governance and compensation committees, each populated by independent directors and governed by a charter. Under our operating agreement, our Manager may effect any of or all these changes at any time in its sole discretion.

If we choose to apply for quotation of our common shares on the OTC, our common shares may be quoted only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, we may not be able to convince any broker-dealers to act as market makers and make quotations with the OTC.

Our Policies with Respect to Further Capital Raises

If our Manager determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities of the company or by a combination of these methods.  If our Manager determines to raise additional equity capital in respect of the company, it has the authority, without shareholder approval, to authorize us to issue additional common shares or other classes of shares of the company, including preferred shares, in any manner (including in exchange for cash or property) and on such terms and for such consideration as it deems appropriate, at any time.

Staffing

The company is managed by our Manager. All our officers are employees of our Manager. Other than the members of our advisory board, we will have no employees who will be compensated directly by us upon completion of this offering. Our officers will receive compensation for their services, including services performed for us on behalf of our Manager, from our sponsor.

Operating and Regulatory Structure

General

Our properties may be subject to various laws, ordinances and regulations, including regulations relating to common areas.  Upon acquisition, we believe the properties we acquire or invest in will have the necessary permits and approvals to operate its business.

 Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor any of our subsidiaries, is required to register as investment companies under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We anticipate that we will hold real estate (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

 We intend, directly or through our subsidiaries, to invest in and manage a diversified portfolio of residential real estate investments. We expect to use substantially all the net proceeds from this offering to acquire and structure a diversified portfolio of residential real estate properties.

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We will monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act. The securities issued by any wholly-owned or majority-owned subsidiary that we may form and that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

 In addition, we believe that neither we nor certain of our subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act.

The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though some of or all the interests issued by such Controlled Subsidiaries may not meet the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that our interests in the Controlled Subsidiaries are the functional equivalent of voting securities. The determination of whether an entity is a majority-owned subsidiary of our company is made by us. We have not asked the SEC staff for concurrence with our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Our Manager will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of “investment company” and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. See “Risk Factors—Risks related to Our Organizational Structure—Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.”

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Legal Proceedings

Neither we nor our Manager are currently subject to any legal proceedings.

Critical Accounting Policies

 Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results. Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Development Stage Entity

We have elected to adopt early application of Accounting Standard Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; we do not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Cash Equivalents and Concentration of Cash Balance

We consider all highly liquid securities with an original maturity of less than three months to be cash equivalents. Our cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Fair Value of Financial Instruments

Financial Accounting Standards Board, or FASB, guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

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Organizational Costs

In accordance with FASB Accounting Standards Codification, or ASC, 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Offering Costs

Offering costs to be incurred in connection with this offering will be reflected as a reduction of member’s equity. Costs incurred that are not directly associated with the completion of the offering will be expensed as incurred.

We will reimburse our sponsor for any costs associated with the offering from the proceeds from the offering, to be capped at $500,000. As of the date of this offering circular, our Manager has incurred approximately$100,000 of expenses in connection with our organization and the offering.

Income Taxes

We are organized as a limited liability company. Accordingly, under the Code, all taxable income or loss flows through to our members. Therefore, no provision for income tax has been recorded in our financial statements. Income from our company is reported and taxed to the members on their individual tax returns.

We comply with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on our evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in our financial statements. We believe that our income tax positions would be sustained on audit and do not anticipate any adjustments that would result in a material change to our financial position.

We may in the future become subject to federal, state and local income taxation though we have not been since our inception. We are not presently subject to any income tax audit in any taxing jurisdiction.

Advertising, Sales and Other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our common shares, these materials will not give a complete understanding of this offering, us or our common shares and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our common shares.

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SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the material terms of the agreement of limited partnership of NY Res REIT LP, our operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this offering circular are qualified by the operating partnership agreement itself, which is filed as an exhibit to our offering statement, of which this offering circular is a part.

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for partnership interests rather than for cash or our common shares. This enables the seller to defer some of or all the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common shares and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership, are divided into “units.” Initially, the operating partnership will have two classes of units: (a) “GP Units;” and (b) “OP Units.”

GP Units

GP Units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In connection with the signing of our operating partnership agreement on May 1, 2017, in return for $10.00 out of our initial capital contribution of $20.00, the operating partnership issued to us one (1) GP Unit.

In our capacity as general partner, we manage the operating partnership and are liable for certain unpaid debts and liabilities of the operating partnership.

Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the operating partnership. In connection with the signing of our operating partnership agreement on May 1, 2017, in return for $10.00 out of our initial capital contribution of $20.00, the operating partnership issued to us one (1) OP Unit, and we became the initial limited partner.

The operating partnership may issue additional units and classes of units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the operating partnership. Limited partners of any class who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each OP Unit has one vote. See the section entitled “— Management of the Operating Partnership” below for a more detailed discussion of this subject.

In general, each OP Unit (and GP Unit) will share equally in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the operating partnership’s liquidation, OP Units (and GP Units) will share equally on a unit-by-unit basis in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of limited partnership preferred units. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See the section entitled “U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this offering circular for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units of any class may be restricted from transferring their interests without the consent of the general partner. See the section entitled “— Transferability of Interests” below for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers.

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OP Units

For each OP Unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Limited partners holding OP Units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional OP Units without our consent as general partner. For further information on capital contributions, see the section entitled “— Capital Contributions” below.

After owning an OP Unit for one year, a holder of OP Units generally may, subject to certain restrictions, exchange OP Units for the cash value of a corresponding number of common shares or, at the option of the operating partnership, a corresponding number of common shares. See the section entitled “— Limited Partner Exchange Rights” below for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the section entitled “— Extraordinary Transactions” below for an explanation of the exchange rights under such circumstances.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and expect to conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in the operating partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

●	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or

●	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

As general partner, we also may amend the operating partnership agreement without the consent of any other partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

●	any amendment that alters or changes the distribution and liquidation rights of limited partners, subject to the exceptions discussed below under the “— Distributions” portion of this section;

●	any amendment that alters or changes the limited partners' exchange rights;

●	any amendment that imposes on limited partners any obligation to make additional capital contributions; or

●	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of our Manager, its principal and other persons that we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, employees and shareholders under our operating agreement. See the section entitled “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” in this offering circular.

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Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership interests, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us and/or the operating partnership to engage in any authorized business combination without the consent of the limited partners. Generally, a business combination for these purposes is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partner notice of a proposed business combination at least 15 days prior to the record date for the shareholder vote on the combination, if any.

Any limited partners who timely exchange their units prior to the record date for the shareholder vote on a business combination will be entitled to vote their shares in any shareholder vote on the business combination. Limited partners who exchange their units after the record date may not vote their shares in any shareholder vote on the proposed business combination.

We cannot consummate a business combination (other than one in which we are the surviving entity) unless all limited partners receive, or have the right to election to receive, for each OP Unit they own, an amount of cash, securities or other property equal to the amount of cash, securities or other property or value paid in the combination to a holder of a common share. If, in connection with a business combination, a tender or similar offer has been accepted by holders of more than 50% of the outstanding common shares, then each limited partner will have the option to exchange its OP Units for the amount of cash, securities or other property which the limited partner would have received had it exercised its exchange rights under the operating partnership agreement, and tendered the shares of common shares received upon exercise of the exchange rights immediately prior to the expiration of the offer.

However, we may merge into or consolidate with another entity without adhering to these limitations if, immediately after the merger or consolidation, substantially all the assets of the surviving entity, other than the partnership units held by us, are contributed to the operating partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets contributed as determined by the surviving entity’s general partner in good faith and the surviving entity’s general partner expressly agrees to assume all of our obligations as general partner under the operating partnership agreement.

Issuance of Additional Units

As general partner of the operating partnership, we can, without the consent of the limited partners, cause the operating partnership to issue additional units representing general and/or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of GP Units and OP Units. Furthermore, the operating partnership agreement requires the issuance of additional units to us corresponding with any issuance of stock by us pursuant to a distribution reinvestment program or as a result of distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

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Capital Contributions

The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of common shares, we will receive one OP Unit for each common share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than common shares, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the other limited partners will be decreased on a proportionate basis if we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to partners. Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units.

The operating partnership agreement provides that cash available for distribution will be distributed to the partners holding GP Units and OP Units based on their percentage interests.

The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that, as general partner, we will use our best efforts to ensure sufficient distributions are made to meet the annual REIT distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership (other than net gain or net loss from the sale of property of the operating partnership) will be allocated among the partners in accordance with their percentage interests. Net gain, net loss and items of income, gain, loss or deduction of the operating partnership from the sale of property of the operating partnership will be allocated among the partners in such a manner that (after giving effect to the allocation pursuant to the first sentence of this paragraph) the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions of net sales proceeds that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash, all operating partnership liabilities were satisfied, and the net sales proceeds of the operating partnership were distributed to the partners immediately after making such allocation.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

●	satisfy the requirements for our classification as a REIT;

●	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and

●	ensure that the operating partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

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Limited Partner Exchange Rights

Pursuant to the operating partnership agreement, each holder of OP Units (other than us) has the right, but not the obligation, to exchange all or a portion of his, her or its OP Units for cash or, at the operating partnership’s option, for common shares on such terms and subject to such conditions and restrictions as will be contained in one or more exchange rights agreement among us, as the general partner, the operating partnership and one or more limited partner; provided, however, that such OP Units have been outstanding for at least one year. The form of the exchange rights agreement will be provided by the general partner.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of common shares or, at the option of the operating partnership, a corresponding number of common shares, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged.

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership, and as such, will have authority to make tax decisions under the Code on behalf of the operating partnership. Taxable income and loss generally will be allocated in a manner that reflects the entitlement of the general partner and limited partners to receive distributions from the operating partnership. We will file a federal income tax return annually on behalf of the operating partnership on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required. To the extent that any special purpose entity is not wholly owned by the operating partnership or is a TRS, we will arrange for the preparation and filing of the appropriate tax returns for such special purpose entity for U.S. federal income tax purposes. As we have not yet begun operations, it is not clear what form any special purpose entities would take for U.S. federal income tax purposes. For a description of other tax consequences stemming from our investment in the operating partnership, see the section entitled “U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this offering circular.

Duties and Conflicts

Except as otherwise set forth under the sections entitled “Conflicts of Interest” and “Management” in this offering circular, any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until dissolved and terminated (i) by an event of withdrawal by us, as the general partner (as defined in the Delaware Revised Uniform Limited Partnership Act), other than an event of bankruptcy, unless, within ninety days after such event of withdrawal, a majority in interest of the remaining limited partners consent to continuing the business of the operating partnership and to the appointment of a successor general partner, (ii) pursuant to an election made by us, as the general partner, with the consent of the limited partners holding at least a majority of the percentage interest of the limited partners (including limited partner interests held by the general partner), (iii) upon the entry of a final and non-appealable judgment  by a court of competent jurisdiction ruling that we are bankrupt or insolvent or other order for relief under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless a majority in interest of the remaining limited partners consent to continuing the business of the operating partnership and to the appointment of a successor general partner, (iv) upon the sale or other disposition of all or substantially all the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, (v) by operation of law or (vi) by a decree of judicial dissolution pursuant to the Delaware Revised Uniform Limited Partnership Act.

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DESCRIPTION OF OUR COMMON SHARES

The following descriptions of our common shares, certain provisions of Delaware law and certain provisions of our certificate of formation and operating agreement, are summaries and are qualified by reference to Delaware law, our certificate of formation and our operating agreement, copies of which are filed as exhibits to the offering statement of which this offering circular is a part.

 General

We are a Delaware limited liability company organized on December 12, 2016 under the Delaware LLC Act, issuing limited liability company interests. The limited liability company interests in our company will be denominated in common shares of limited liability company interests, or common shares, and, if created in the future, preferred shares of limited liability company interests, or preferred shares. Our operating agreement provides that we may issue an unlimited number of common shares with the approval of our Manager and without shareholder approval.

All the common shares offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the common shares, as determined by our Manager, the holders of such shares will not be liable to us to make any additional capital contributions with respect to such shares (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the Delaware LLC Act). Holders of common shares have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of our company and no preferential rights to distributions.

We intend to have a December 31st fiscal and tax year end for financial reporting and federal income tax purposes.

Distributions

We do not expect to declare any distributions until the proceeds from our public offering are invested and generating operating cash flow. Once we begin to make distributions, we expect that our Manager will declare and make them on a quarterly basis, or less frequently as determined by our Manager, in arrears. Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that our Manager will set the rate of distributions at a level that will be reasonably consistent and sustainable over time. Shareholders will be entitled to declared distributions on each of their shares from the time the shares are issued to the shareholder.

Although our goal is to fund the payment of distributions solely from cash flow from operations, we may pay distributions from other sources, including the net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in real estate properties and other investments. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings, our offering proceeds or other sources to fund our distributions. Additionally, we will make certain payments to our Manager for services provided to us. See “Management Compensation.” Such payments will reduce the amount of cash available for distributions.

We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders. Our operating agreement also gives our Manager the right to distribute other assets rather than cash. The receipt of our securities or assets in lieu of cash distributions may cause shareholders to incur transaction expenses in liquidating the securities or assets.

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 Our distributions will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.

 Voting Rights

Our common shareholders will have voting rights only with respect to certain matters, as described below. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Generally, matters to be voted on by our shareholders must be approved by either a majority or supermajority, as the case may be, of the votes cast by all common shares present in person or represented by proxy. If any such vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

 The following circumstances will require the approval of holders representing a majority or supermajority, as the case may be, of the common shares:

●	any amendment to our operating agreement that would adversely change the rights of the common shares (two-thirds);

●	removal of our Manager as the manager of our company for “cause” as described under “Management—Term and Removal of Our Manager” (two-thirds); and

●	the liquidation of the issuer (majority).

General Procedures

Public Announcements; Notices. In the case of specified dispositions, we will publicly announce or otherwise provide specified information to holders of common shares.

Meetings. Our operating agreement provides that special meetings of the shareholders may be called by our Manager. There will be no annual or regular meetings of the Members.

Fractional Shares. Our Manager will not have to issue or deliver any fractional shares to any holder of common shares upon any distribution in common shares. Instead of issuing fractional shares, we will pay cash for the fractional share in an amount equal to the fair market value of the fractional share, without interest.

 Preferred Shares

 Section 215(e) of the Delaware LLC Act also specifically authorizes the creation of ownership interests of different classes of limited liability company interests, having such relative rights, powers and duties as the limited liability company agreement may provide, and may make provision for the future creation in the manner provided in the limited liability company agreement of additional classes of membership interests. In accordance with this provision, our operating agreement provides that our Manager is authorized to provide for the issuance from time to time of an unlimited amount of one or more classes or series of preferred shares of limited liability company interests, which we refer to as preferred shares. Unless otherwise required by law or by any stock exchange, if applicable, any such authorized preferred shares will be available for issuance without further action by our common shareholders. Our Manager is authorized to fix the number of preferred shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series and without shareholder approval. As of the date of this offering circular, no preferred shares are outstanding and we have no current plans to issue any preferred shares.

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We could issue a class or series of preferred shares that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares.

  Transfer Agent and Registrar

As of the date of this offering circular, we have not engaged a transfer agent, and do not definitively intend to engage a transfer agent until such time as we are required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Exchange Act.

Transferability of our Common Shares

Our common shares are generally freely transferable by our shareholders subject to any restrictions imposed by applicable securities laws or regulations and compliance with the transfer provisions of our operating agreement and receipt of appropriate documentation. The transfer of any our common shares in violation of the operating agreement will be deemed invalid, null and void, and of no force or effect. Any person to whom our common shares are attempted to be transferred in violation of the operating agreement will not be entitled to vote on matters coming before the shareholders, receive distributions from our company or have any other rights in or with respect to our common shares. We will not have the ability to reject a transfer of our common shares where all applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement, are satisfied.

 Operating Agreement

 Non-Member Manager

●     Our operating agreement designates Commencement NY LLC, an affiliate of our sponsor, as our non-member manager. Our Manager will generally not be entitled to vote on matters submitted to our shareholders, although its approval will be required with respect to certain amendments to the operating agreement that would adversely affect its rights. Our Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as our Manager.

●     Our operating agreement further provides that our Manager, in exercising its rights in its capacity as our Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our shareholders and will not be subject to any different standards imposed by our operating agreement, the Delaware LLC Act or under any other law, rule or regulation or in equity.

Purpose

Under our operating agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all the rights and powers conferred upon us pursuant to the agreement relating to such business activity.

 Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing a common share, you will be admitted as a member of our company and will be bound by the provisions of, and deemed to be a party to, our operating agreement. Pursuant to this agreement, each shareholder and each person who acquires a common share from a shareholder grants to our Manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, our operating agreement.

 No Fiduciary Relationship with our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. Our Manager performs its duties and responsibilities pursuant to our operating agreement. Our Manager maintains a contractual, as opposed to a fiduciary, relationship with us and our shareholders.

 Limited Liability and Indemnification of our Manager and Others

 Subject to certain limitations, our operating agreement limits the liability of our Manager, its officers, our sponsor and our sponsor’s sole member and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers, our sponsor and our sponsor’s sole member and affiliates.

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Our operating agreement provides that to the fullest extent permitted by applicable law our Manager, its officers, our sponsor and our sponsor’s sole member and affiliates will not be liable to us. In addition, pursuant to our operating agreement, we have agreed to indemnify our Manager, its officers, our sponsor and our sponsor’s sole member and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been our Manager or any of its officers.

 Insofar as the foregoing provisions permit indemnification of officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 Amendment of Our Operating Agreement; Exclusive Authority of our Manager to Amend our Operating Agreement

 Amendments to our operating agreement may be proposed only by or with the consent of our Manager. Our Manager will not be required to seek approval of the shareholders to adopt or approve any amendment to our operating agreement, except to the extent that such amendment would limit the rights of the holders of any class or series of shares or would otherwise have an adverse effect on such holders. In such a case, the proposed amendment must be approved in writing by holders representing a majority of the class or series of shares so affected.

Termination and Dissolution

We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (1) the election of our Manager to dissolve us; (2) the sale, exchange or other disposition of all or substantially all of our assets; (3) the entry of a decree of judicial dissolution of our company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.

 Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP.

 Determinations by our Manager

Any determinations made by our Manager under any provision described in our operating agreement will be final and binding on our shareholders, except as may otherwise be required by law. We will prepare a statement of any determination by our Manager respecting the fair market value of any properties, assets or securities, and will file the statement with our company secretary.

 Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, shares of our company must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

To assist us in qualifying as a REIT, our operating agreement, subject to certain exceptions, contains restrictions on the number and value of our common shares and the number and value of shares of our company that a person may own. Our operating agreement provides that generally no person may own, or be deemed to own by virtue of certain attribution provisions of the Code, either more than 9.8% in value or in number of our common shares, whichever is more restrictive, or more than 9.8% in value or in number of our shares, whichever is more restrictive. Accordingly, no person may own, or be deemed to own, more than 9.8% in value or in number of our shares, whichever is more restrictive. We refer to these limits collectively as the “ownership limit.”  An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of the shares of our company described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares.

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The applicable constructive ownership rules under the Code are complex and may cause our shares owned actually or constructively by a group of individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of our common shares, whichever is more restrictive, or 9.8% by value or number of our shares, whichever is more restrictive, (or the acquisition of an interest in an entity that owns, actually or constructively, our shares by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our Manager may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular shareholder if the shareholder’s ownership in excess of the ownership limit would not result in our company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) except during the first taxable year for which we elect to be a REIT or during the first half of our second taxable year for which we elect to be treated as a REIT and only to the extent it does not result in us failing to qualify as a REIT or otherwise would result in our company failing to qualify as a REIT. As a condition of its waiver or grant of excepted holder limit, our Manager may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our Manager in order to determine or ensure our company’s qualification as a REIT. In addition, our Manager will reject any investor’s subscription in whole or in part if it determines that such subscription would violate such ownership limits.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our Manager may from time to time increase or decrease the ownership limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding of our company or our company would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, our Manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common shares or shares of our company, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our common shares or shares of our company, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common shares or shares of our company, as applicable, in excess of such percentage ownership of our common shares or shares of our company will be in violation of the ownership limit.

Our operating agreement further prohibits:

●	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our company that would result in our company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

●	any person from transferring our shares if such transfer would result in our shares being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our shares, or who would have owned our shares transferred to a trust as described below, must immediately give us written notice of the event, or in the case of an attempted or proposed transaction, must give at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our shares will not apply if our Manager determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our shares as described above is no longer required in order for us to qualify as a REIT.

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If any transfer of our shares would result in our shares being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our Manager or in our company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our operating agreement provides that the transfer of the shares will be null and void.

Subject to Delaware law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

●	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

●	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible company action, then the trustee may not rescind and recast the vote.

In addition, if our Manager determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our shares, our Manager may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem our shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our shares, within 30 days after the end of each taxable year, must give us written notice, stating the shareholder’s name and address, the number of shares of each class of our company that the shareholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each shareholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

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REIT Election

Our operating agreement provides that our Manager may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Personal Conduct Repurchase Right

 Our operating agreement provides that we may elect to repurchase, at a price equal to $10.00 per share (or if the offering is already complete (x) if the common shares are listed on a national stock exchange or quoted on the OTC, such price as may be listed or quoted, respectively, for the common shares; or (y) if the common shares are not so listed or quoted, respectively, at such price as the Manager may determine in its reasonable discretion) all the common shares held by an investor if such investor fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon us, as determined by our Manager in its sole, but good faith, discretion. The purchase price will be payable to the investor in a single payment, with the payment becoming due fifteen (15) business days following the date on which we provide notice to the investor of our decision to repurchase the common shares.

 Prospect of Roll-Up/Public Listing

Our Manager may determine that it is in our best interest to (i) contribute to, or convert the company into, an alternative vehicle, through consolidation, merger or other similar transaction with other companies, some of which may be managed by our Manager, our sponsor or its affiliates, or a Roll-Up, or (ii)  list our shares (or shares of the Roll-Up vehicle) on a national securities exchange. In connection with a Roll-Up, shareholders may receive from the Roll-Up vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as our Manager deems fair and reasonable, provided, however, that our Manager will be required to obtain approval of shareholders holding a majority of the outstanding common shares if required by applicable laws or regulations.

 Anti-Takeover Effects of Our Operating Agreement and Delaware Law

The following is a summary of certain provisions of our operating agreement and Delaware law that may be deemed to have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of our company. These provisions include the following:

 Authorized but Unissued Shares

Our operating agreement authorizes us to issue additional common shares or other securities of our company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares of our company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over us by means of a tender offer, merger or otherwise.

 Delaware Business Combination Statute—Section 203

We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting shares. Our Manager may elect to amend our operating agreement at any time to have Section 203 apply to us.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary discusses the U.S. Federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common shares. This summary is based upon the Code, Treasury regulations promulgated under the Code, which we refer to as the Treasury Regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this offering circular, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this discussion.

This discussion applies only to prospective investors that are “U.S. holders”. For purposes of this discussion, a “U.S. holder” is a beneficial owner of our common shares that is, for United States federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation created in, or organized under the law of, the United States any state thereof or the District of Columbia; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person. This discussion does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this discussion does not purport to address the U.S. federal income or other tax considerations applicable to holders of our common shares that are subject to special treatment under U.S. federal income tax law, including, for example:

●	financial institutions;

●	partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities;

●	insurance companies;

●	pension plans or other tax-exempt organizations, except to the extent discussed below;

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark to market method of accounting;

●	persons that hold our common shares as part of a straddle, hedge, constructive sale or conversion transaction;

●	regulated investment companies;

●	REITs;

●	certain U.S. expatriates;

●	persons whose “functional currency” is not the U.S. dollar;

●	persons who acquired our common shares through the exercise of an employee stock option or otherwise as compensation; and

●	persons subject to the alternative minimum tax.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our common shares as a capital asset, which generally means as property held for investment.

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Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

Taxation as a REIT

We intend to elect and qualify to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ending December 31, 2017. Furthermore, we intend to continue operating as a REIT so long as our Manager determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to shareholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its shareholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its shareholders, if it failed to qualify as a REIT.

Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

Taxation of REITs in General

As discussed below, REITs are generally subject to federal income tax to the extent of any undistributed “REIT taxable income”. The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

●	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

●	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;

●	deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% Gross Income Tests, as defined in “— REIT Qualification Tests — Asset Tests,” the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly Asset Tests, as defined in “— REIT Qualification Tests — Asset Tests,” the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

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●	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

●	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the shareholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our shareholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

●	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.

●	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction which is our taxable income over our gross income determined with certain modifications.

●	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.

●	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

●	If we have net income from prohibited transactions such income would be subject to a 100% tax. See the section entitled “— REIT Qualification Tests — Prohibited Transactions” below.

●	We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

●	If we fail to satisfy any of the Asset Tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate (currently 35%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the Asset Tests, as described below.

●	If we fail to satisfy any other provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders. Such penalties would not be deductible by us.

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●	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset for up to a 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

●	A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s-length terms.

●	The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a TRS will generally be subject to U.S. federal corporate income tax.

●	We may elect to retain and pay income tax on our net capital gain. In that case, a shareholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the shareholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder’s basis in our common shares. Shareholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

Organizational Requirements.  The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its qualification as a REIT;

(4)	that is neither a financial institution nor an insurance company;

(5)	that meets the gross income, asset and annual distribution requirements;

(6)	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

(7)	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

(8)	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

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(9)	that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while conditions (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We intend to adopt December 31 as our year end, thereby satisfying condition (9).

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.  A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of the Asset Tests and Gross Income Tests (each as defined below).

We expect to control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own certain assets through subsidiaries that we intend to be treated as “qualified REIT subsidiaries.” A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” While we intend to hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. Because a qualified REIT subsidiary must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and could not be owned by the operating partnership unless we own 100% of the equity interest in the operating partnership.

We may from time to time own certain assets through entities that we wholly own and which are disregarded as separate from us for U.S. federal income tax purposes. If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Ownership of Interests in TRSs.  We expect to own an interest in one or more TRSs or may acquire securities in additional TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT. We may form one or more TRS in order to facilitate the acquisition of lodging facilities. It is our intention to lease all acquired lodging facilities to such TRSs, or their subsidiaries.

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A TRS is subject to U.S. federal income tax as a regular C corporation. In addition, if certain tests regarding the TRS’s debt-to-equity ratio are not satisfied, a TRS generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% Asset Tests described below. However, no more than 25% of the gross value of a REIT’s assets may be comprised of securities of one or more TRS. See “— Asset Tests.”

Share Ownership Requirements

The common shares and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely held,” which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our operating agreement contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our operating agreement provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock or not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock, as well as in certain other circumstances. See the section entitled “Description of Shares — Restrictions on Ownership of Shares” in this offering circular. Our operating agreement also contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, shareholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests

At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.  At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property), (2) shares in other qualifying REITs and (3) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test.”

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We do not currently own interests in real properties but we intend to own such interests in the future. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test.  Except as described below, the remaining 25% of our assets generally may be invested, subject to certain restrictions, which we refer to as the 25% Asset Test. If we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).We believe that our holdings of real estate assets and other securities will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (2) $10 million; provided, however, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

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If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under Code Section 11, by (y) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Income Tests

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

75% Gross Income Test.  At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

95% Gross Income Test.  At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources which satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Rents from Real Property.  Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes (see “— Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). As described below, we expect that amounts received from TRSs we may form to facilitate our acquisition of lodging facilities will satisfy the conditions of the exception for rents received from a TRS with the result that such amounts will be considered rents from real property. The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a TRS. Our intention is that any services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). Our Manager intends to hire qualifying independent contractors or to utilize our TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.

Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements, and if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease.

The TRSs will pay regular corporate tax rates on any income they earn from the lease of our properties, as well as any other income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

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Dividend Income.  We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions prevent such a violation in all cases.

Foreclosure Property.  Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

Satisfaction of the Gross Income Tests.  Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences.

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As described above, we may establish one or more TRS with which we could enter into leases for any properties in which we may invest. The gross income generated by our TRSs would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from our TRSs to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (iii) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our shareholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to shareholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. However, distributions in excess of a REIT’s current and accumulated earnings and profits will constitute a return of capital, to the extent of a shareholder’s adjusted U.S. federal income tax basis in its shares, and then capital gain, not a dividend. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences.

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We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, or to the extent we fail to distribute 100% of our REIT taxable income, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to shareholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified shareholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions

As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

●	is a real estate asset under the 75% Asset Test;

●	generally has been held for at least two years;

●	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

●	in some cases, was held for production of rental income for at least two years;

●	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

●	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

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Although we may eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions. See “— Ownership of Interests in TRSs.”

Characterization of Property Leases

We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for U.S. federal income tax purposes. If, however, the IRS were to recharacterize our leases as service contracts or partnership agreements, rather than true leases, or disregarded altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.

Tax Aspects of Investments in Partnerships

General.  We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the Operating Partnership. We operate as an UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in other entities taxable as partnerships for such purposes.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes the operating partnership will be treated as a partnership, if it has two or more partners, or a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

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If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as shareholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and their Partners.  Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the Operating Partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder. For a description of allocations by the Operating Partnership to the partners, see the section entitled “Summary of Our Operating Partnership Agreement” in this offering circular.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

For U.S. federal income tax purposes, our depreciation deductions generally will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Shorter depreciation periods apply to other properties. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

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Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Partnership Audit Rules. Pursuant to the Bipartisan Budget Act of 2015, for tax years beginning after December 31, 2017, if the IRS makes audit adjustments to the income tax returns of a partnership, it may assess and collect any taxes (including any applicable penalties and interest) resulting from the audit adjustment directly from the partnership. The partnership may elect to have its partners take the audit adjustment into account in accordance with their interests in the partnership during the tax year under audit, but there can be no assurance that this election will be effective in all circumstances. If, as a result of any such audit adjustment, our operating partnership is required to make payments of taxes, penalties and interest, the cash available for distribution to its partners might be reduced. These new rules are complex and likely will be clarified and possibly revised before going into effect. Prospective investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Shareholders

Taxation of Taxable Shareholders.  As long as we qualify as a REIT, distributions paid to our shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be ordinary income. Generally, for purposes of this discussion, a “shareholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common shares should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our common shares by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the shareholder, reducing the shareholder’s tax basis in his, her or its common shares by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the shareholder’s basis in our common shares, this will increase the shareholder’s gain, or reduce the shareholder’s loss, on any subsequent sale of the common shares.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder that receives such distribution has held its common shares. However, corporate shareholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, shareholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their common shares by the after-tax amount of such gain.

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With respect to shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate shareholders as capital gain, provided that the shareholder has held the common shares with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common shares became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);
(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and
(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation, such as any TRSs, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a shareholder’s current or suspended passive losses. Corporate shareholders cannot claim the dividends received deduction for such dividends unless we lose our REIT qualification. Although shareholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a shareholder of record on a specific date in any such month will be treated as both paid by us and received by the shareholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, shareholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in common shares. As long as a portion of such dividend is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, shareholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

In general, the sale of our common shares held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the shareholder’s basis in the common shares sold. However, any loss from a sale or exchange of common shares by a shareholder who has held such common shares for six months or less generally will be treated as a long-term capital loss, to the extent that the shareholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

Currently, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares is 20%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, as discussed above with respect to “qualified dividend income,” this reduced tax rate will not apply to dividends paid by us.

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Cost Basis Reporting.  U.S. federal income tax information reporting rules may apply to certain transactions in our shares. Where such rules apply, the “cost basis” calculated for the shares involved will be reported to the IRS and to you. Generally these rules apply to all shares purchased, including those purchased through our DRIP. For “cost basis” reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a “first in/first out” basis. The shares in the distribution reinvestment program are also eligible for the “average cost” basis method, should you so elect.

Information reporting (transfer statements) on other transactions may also be required under these rules. Generally, these reports are made for certain transactions. Transfer statements are issued between “brokers” and are not issued to the IRS or to you.

Shareholders should consult their tax advisors regarding the consequences of these rules.

Passive Activity Losses and Investment Interest Limitations.  Distributions made by us and gain arising from the sale or exchange by a U.S. shareholder of our stock will not be treated as passive activity income. As a result, shareholders will not be able to apply any “passive losses” against income or gain relating to our stock. Distributions made by us, to the extent they do not constitute return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Tax-Exempt Shareholders.  U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a shareholder that is a domestic tax-exempt entity should not constitute UBTI unless such shareholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part of or all the income or gain recognized with respect to our common shares held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) or (20), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be “closely-held” (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our operating agreement regarding the ownership concentration of common shares, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Backup Withholding and Information Reporting.  We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a shareholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the shareholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such shareholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide his, her or its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any shareholder who fails to certify its non-foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such shareholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

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Net Investment Income Tax

Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts for taxable years is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of our common shares should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares of our common shares.

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Other Tax Considerations

State and Local  Taxes.  We and you may be subject to state and local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above.You should consult your own tax advisors and financial planners regarding the effect of state and local tax laws on an investment in the shares of common shares.

Legislative Proposals.  You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not aware of any pending legislation that would materially affect our or your taxation as described in this offering circular. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our common shares.

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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the DOL, under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in our common shares (or, in the case of a participant-directed defined contribution plan, or a Participant-Directed Plan, making our common shares available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

 In determining whether an investment in our common shares (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our common shares, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in our common shares by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in our common shares is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts, or IRAs and non-ERISA Keogh plans, or collectively with ERISA Plans, Plans, and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in our common shares (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in our common shares should consult with their counsel to determine whether an investment in our common shares would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

 If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

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 The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

 Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

●	in securities issued by an investment company registered under the Investment Company Act;

●	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

●	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

●	in which equity participation by “benefit plan investors” is not significant.

The shares will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

 The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, while our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded. Our operating agreement provides that if benefit plan investors exceed the 25% Limit, we may redeem their interests at a price equal to the then current NAV per share. We intend to rely on this aspect of the Plan Assets Regulation.

 Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company, or REOC, or a venture capital operating company, or VCOC. An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

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 If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case.

 If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” to redeem their shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA or Code Section 4975 relevant to an investment in our common shares.

 As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with their tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

 Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

 Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common shares.

New Fiduciary Rules by the Department of Labor. The DOL recently issued a final regulation, or the Regulation, that greatly expanded the scope of persons who would be deemed fiduciaries under Title I of ERISA and Section 4975 of Code.  The Regulation, which became effective on June 9, 2017, provides that an entity will be considered to be a fiduciary with respect to an employee benefit plan or an IRA (which we refer to collectively as Plan Investors) if the entity provides investment advice for a fee or other compensation (direct or indirect) with respect to money or other property of a Plan Investor.  We do not intend to act as a fiduciary with respect to Plan Investors, so we intend to rely on an exception to the Regulation for certain independent fiduciaries with financial expertise, which we refer to as the Independent Fiduciary Exception. Under the Independent Fiduciary Exception, and subject to the foregoing discussion about the less-than-25% exception to avoid our being treated as holding Plan Assets, we can sell common shares to Plan Investors.

The Independent Fiduciary Exception will apply to our interaction with a particular Plan Investor, provided: (i) the Plan Investor’s fiduciary is independent of us, or an Independent Fiduciary, and the Independent Fiduciary satisfies certain requirements concerning its level of financial sophistication; and (ii) we make certain disclosures about our financial interests in transactions involving the Plan Investor.

In particular, the Independent Fiduciary must be one of the following: (a) a bank as defined in section 202 of the Investment Advisers Act of 1940, as amended, or the Advisers Act, or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency; (b) an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a plan; (c) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (d) a broker-dealer registered under the Exchange Act; or (e) any independent fiduciary that holds, or has under management or control, total assets of at least $50 million.  Furthermore, the Independent Fiduciary must be (x) independent of us and our affiliates, (y) capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the Plan Investor’s transactions with us, and (z) a fiduciary under ERISA or the Code, or both, with respect to the Plan Investor’s transactions with us and responsible for exercising independent judgment in evaluating those transactions.  A prospective Plan Investor should only invest if it does so through an Independent Fiduciary that satisfies these requirements.

In order to meet the requirements of the Independent Fiduciary Exception, we are disclosing that neither we, our Manager nor any of our affiliates provides or undertakes to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with any Plan Investor’s transactions with us. Furthermore, neither we, the Manager nor any of our affiliates receives a fee or other compensation directly from a Plan Investor or an Independent Fiduciary for the provision of investment advice (as opposed to other services) in connection with a Plan Investor’s transactions with us.  Lastly, our financial interests, as well as the financial interests of the Manager and any of our affiliates in a Plan Investor’s transactions with us are limited to the fees and expense reimbursements described in this Offering Circular.

Please note that the DOL recently submitted a proposal to the Office of Management and Budget to delay implementing certain portions of the Regulation to July 1, 2019, from January 1, 2018. As a result, the application of the Regulation and Independent Fiduciary Exception to us is uncertain and potentially subject to change. Prospective Plan Investors that are subject to the provisions of ERISA or Code Section 4975 are urged to consult their own advisors with respect to ERISA, the Regulation and the Independent Fiduciary Exception. The subscription agreement contains certain acknowledgements and representations with respect to the Independent Fiduciary Exception that prospective Plan Investors should review carefully with their advisors.

101

UNDERWRITING AND PLAN OF DISTRIBUTION

Underwriting

We have engaged W.R. Hambrecht + Co., LLC, or the Underwriter, to serve as underwriter with respect to the offering of our common shares pursuant to an underwriting agreement (the "Underwriting Agreement").

Subject to certain conditions, the Underwriter has agreed to use its best efforts to procure potential purchasers for our common shares. This offering is being undertaken on a best efforts only basis. The Underwriter is not required to take or pay for any specific number or dollar amount of our common stock. The Underwriter will have the right to engage such other FINRA member firms as it determines to assist in this offering.

Our common shares will be issued in one or more closings. For each closing, proceeds for such closing will be kept in an escrow account with Prime Trust. Upon each closing, the proceeds collected for such closing will be disbursed to us and the common shares for such closing will be issued to investors. We must receive investor funds of at least $1,000,000 in this offering, which may include proceeds from the sale of our common shares to affiliates of our Manager, if any are to be sold at all. The escrow account will remain open until May 1, 2018, subject to our right to extend by up to 60 days with the consent of the Underwriter. The escrow account will be a non-interest-bearing account. All funds received into the escrow account will be held in accordance with Rule 15c2-4 under the Exchange Act. All funds must be transmitted directly by wire or electronic funds transfer via ACH to the specified bank account maintained by Prime Trust per the instructions in the subscription agreement. The subscription agreement is available at www.wrhambrecht.com/ipos/ny-residential-reit-regulation-a-ipo/. The Underwriter will not accept or handle any funds. Prime Trust, which will be the escrow agent, will notify the Underwriter when the full amount necessary to purchase $1,000,000 of our common shares has been received. If on the May 1, 2018, subject to our right to extend by up to 60 days with the consent of the Underwriter, investor funds are not received in the amount of at least $1,000,000, which may include proceeds from the sale of our common shares to affiliates of our Manager, then all investor funds that were deposited into the escrow account will be returned promptly to investors without interest or deduction, and the offering will terminate. Following the initial closing, we intend to hold monthly closings, depending on the volume of subscriptions received. When closings are held will be determined in our sole discretion. The following table shows the per share and total Underwriting Fee to be paid to the Underwriter.

	Per Share	Minimum Offering Amount	Maximum Offering Amount
Public offering price	$10.00	$1,000,000	$50,000,000
Underwriting Fee payable by us1	$0.60	$60,000	$3,000,000
Proceeds, before expenses, to us	$9.40	$940,000	$47,000,000

______________________________________________

1 The Underwriter will receive the Underwriting Fee equal to 6.0% of gross offering proceeds from the sale of the common shares, except that the Underwriter will receive (i) a reduced fee of 2.0% of the gross offering proceeds from the sale of the common shares to investors sourced or introduced to us or the Underwriter by our sponsor or by any third party that is not a broker-dealer and is engaged by our sponsor or us, and (ii) no fee from gross offering proceeds from the sale of the common shares to our sponsor or any affiliate of our sponsor.  The Underwriter may reallow part of the Underwriting Fee, up to 4.0% of the offering price per offered share sold in the offering, to Selling Group Members.  The table assumes the payment of the maximum Underwriting Fee of 6.0% of gross offering proceeds.  The Underwriting Fee does not include the expense reimbursement or Underwriter Warrants as described below.

Common shares sold to the public will initially be offered at the initial public offering price set forth on the cover of this offering circular. The minimum investment in our common shares is 100 shares, or $1,000 at the initial public offering price. After the initial offering of the common shares, the offering price and the other selling terms may be subject to change. The offering of the common shares is subject to receipt and acceptance and subject to the right to reject any subscription in whole or in part, for any reason or no reason.

We may pay a reduced or no Underwriting Fee and/or expense reimbursements or fees in connection with the sale of our common shares in this offering to clients of an investment advisor registered under the Investment Advisers Act of 1940, the Advisers Act, or under applicable state securities laws (other than any registered investment advisor that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset based fees with such dually registered investment advisor/broker-dealer). In addition, we may pay a reduced or no Underwriting Fee on sales made by a Selling Group Member with whom the Underwriter has agreed to re-allow less than 4% of the Underwriting Fee. We may discount the purchase price of our shares purchased in transactions with a reduced or no Underwriting Fee and/or expense reimbursements up to the amount of such reductions. The net proceeds to us from such transactions will be greater than or equal to the net proceeds received by us for the purchase of shares in which the maximum Underwriting Fee and expense reimbursements are paid.

Escrow Services

       Prime Trust has been engaged to provide certain escrow services in connection with this offering. We have agreed to pay Prime Trust a reconciliation and management fee equal to 0.25% of the gross proceeds from the sale of our common shares, as well as $2.00 per domestic individual investor and $5.00 per domestic entity investor for the anti-money laundering check. We have engaged Prime Trust to serve as escrow agent for the offering and have agreed to pay a $500.00 account set up fee and $25.00 monthly escrow account administration fee for so long as the escrow account remains open. Prime Trust is also entitled to certain other itemized administrative fees, including (i) bad actor checks for us and our related parties at $45.00 per check, (ii) up to $15.00 per investor (depending on whether subscription is by ACH, check or wire transfer) for processing incoming funds, and (iii) $5.00 per investor for a one-time accounting fee upon receipt of funds. Prime Trust has not investigated the desirability or advisability of investment in our common shares or approved, endorsed or passed upon the merits of purchasing them.  Prime Trust is not participating as an underwriter of the offering and will not solicit any investment in our common shares, recommend our common shares or provide investment advice to any prospective investor, or distribute the offering circular or other offering materials to investors. All inquiries regarding this offering or escrow should be made directly to us or the Underwriter.

Underwriting Agreement

Under the Underwriting Agreement we are responsible for certain fees and expenses paid to the Underwriter, as more fully described below.

 Offering Expenses. We are responsible for all offering fees and expenses, including but not limited to the following: all costs and expenses of or relating to (i) the preparation, printing and filing of the offering statement (including each and every amendment of the offering statement) and the exhibits attached to it, each preliminary offering circular, the testing the waters communications, the final offering circular and any amendments or supplements of the final offering circular, including all fees, disbursements and other charges of our and our operating partnership’s counsel and accountants, including, without limitation, the cost of providing these documents to our common shareholders, (ii) all fees and expenses in connection with any listing or quotation or application for listing or quotation of our common shares on any national securities exchange or over-the-counter market, (iii) any filings required to be made by the Underwriter with FINRA, and the documented fees, disbursements and other charges of counsel for the Underwriter in connection therewith, and in connection with any required review by FINRA, (iv) the registration or qualification of our common shares and the Underwriter’s Warrants, as defined below, for offer and sale under the securities or blue sky laws of the states in the United States jurisdictions, (v) fees, disbursements and other charges of our counsel, (vi) all transfer taxes, if any, with respect to the initial sale and delivery of our common shares to the investors, and (vii) the fees and expenses of Prime Trust.  Notwithstanding the foregoing, we will have no obligation to pay or reimburse amounts incurred under romanettes (iii) and (iv) above in excess of $30,000.

Reimbursable Expenses in the Event of Termination. If the Underwriting Agreement is terminated by the Underwriter either due to a breach or due to the end of the offering, we will reimburse the Underwriter for all of its documented out-of-pocket expenses, up to a maximum reimbursement of $50,000.

Underwriting Fee. The Underwriting Agreement will provide for us to pay a commission of up to 6.0% of the gross offering proceeds to the Underwriter as compensation upon the acceptance of subscriptions and the receipt of gross proceeds.  The Underwriter will receive the Underwriting Fee equal to 6.0% of gross offering proceeds from the sale of the common shares, except that the Underwriter will receive (i) a reduced fee of 2.0% of the gross offering proceeds from the sale of the common shares to investors sourced or introduced to us or the Underwriter by our sponsor or by any third party that is not a broker-dealer and is engaged by our sponsor or us, and (ii) no fee from gross offering proceeds from the sale of the common shares to our sponsor or any affiliate of our sponsor.

Underwriter’s Warrants

Upon each closing of this offering, we have agreed to issue to the Underwriter warrants to purchase a number of shares of our common stock equal to 5.0% of the total number of common shares sold in such closing, or the Underwriter Warrants. The Underwriter Warrants are exercisable commencing 180 days after the qualification date of the first post-qualification amendment to the offering statement related to this offering, and will be exercisable for five years. The Underwriter Warrants are generally not redeemable by us. The exercise price for the Underwriter’s Warrants will be the amount that is 20% greater than the offering price, or $12.00.

The Underwriter Warrants and the common shares underlying the Underwriter Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Underwriter, or permitted assignees under such rule, may not exercise, sell, transfer, assign, pledge, or hypothecate the Underwriter Warrants or the common shares underlying the Underwriter Warrants, nor will the Underwriter, or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter Warrants or the underlying common shares for a period of 180 days from the qualification date of the first post-qualification amendment to the offering statement, except that they may be transferred, in whole or in part, by operation of law or by reason of our reorganization, or to any Underwriter or selected dealer participating in the offering and their officers or partners if the Underwriter Warrants or the underlying common shares so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Underwriter Warrants will provide for adjustment in the number and price of the Underwriter Warrants and the common shares underlying such Underwriter Warrants in the event of recapitalization, merger, stock split, or other structural transaction, or a future financing undertaken by us.

Lock-Up Agreements

We have agreed, or will agree, with the Underwriter, subject to certain exceptions, that, without the prior written consent of the Underwriter, we will not, directly or indirectly, during the period ending 180 days after the qualification date of the first post-qualification amendment to the offering statement related to this offering:

offer to sell, sell, contract to sell, grant any option or warrant to purchase, make any short sale, or otherwise dispose of (or announce any offer, sale, grant, of any option or warrant to purchase or other disposition), any of our equity interests or securities convertible into, or exchangeable or exercisable for our equity interests.

This agreement does not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options and other exceptions, and in the case of our officers, directors and other holders of our securities, exercise of stock options issued pursuant to a stock option or similar plans, and other exceptions.

Pricing of the Offering

Prior to the offering, there has been no public market for our common shares. The initial public offering price was determined by us. The principal factors considered in determining the initial public offering price include:

the information set forth in this offering circular;

our history and prospects and the history of and prospects for the industry in which we compete;

our past and present financial performance;

our prospects for future earnings and the present state of our development;

the general condition of the securities markets at the time of this offering;

the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

other factors deemed relevant by us.

Prior to the completion of the offering, we intend to apply either (a) to list our common shares on the NASDAQ Capital Market, or the NASDAQ, or the NYSE MKT, or the NYSE, or (b) for the quotation of our common shares with OTC Markets Group, or the OTC, on one of the OTCQX, OTCQB or OTC Pink. If we apply to list our common shares on the NASDAQ or the NYSE, there is no guarantee that we will meet the listing standards of either organization. If we choose to apply for quotation of our common shares with the OTC, our common shares may be quoted only to the extent that there is interest by broker-dealers in acting as a market maker.

Indemnification and Control

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the Underwriter and the Selling Group Members, affiliates and controlling persons may be required to make in respect of these liabilities.

The Underwriter and its affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriter and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Our Relationship with the Underwriter

In the ordinary course of their various business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Additional Requirements and Restrictions

Broker-Dealer Requirements

Each of the participating broker-dealers, authorized registered representatives or any other person selling our offered shares is required to:

make every reasonable effort to determine that the purchase of the offered shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

maintain, for at least six (6) years, records of the information used to determine that an investment in our offered shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized registered representative or other person selling our offered shares will, based on a review of the information provided by you, consider whether you:

  meet the minimum suitability standards established by us and the investment limitations established under Regulation A;
  can reasonably benefit from an investment in our offered shares based on your overall investment objectives and portfolio structure;
  are able to bear the economic risk of the investment based on your overall financial situation; and
  have an apparent understanding of:
    the fundamental risks of an investment in our offered shares;
    the risk that you may lose your entire investment;
    the lack of liquidity of our offered shares;
    the restrictions on transferability of our offered shares;
    the background and qualifications of our management; and
    our business.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering.  The only investor in this offering exempt from this limitation is an accredited investor, as defined under Rule 501 of Regulation D.  If you meet one of the following tests you should qualify as an Accredited Investor:

 (i)         You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

 (ii)         You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

 (iii)         You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

 (iv)         You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

 (v)         You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act;

 (vi)         You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

 (vii)         You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

 (viii)           You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This offering will start on or after the date this offering circular is declared qualified by the SEC and will terminate on May 1, 2018, subject to our right to extend by up to 60 days with the consent of the Underwriter.

Procedures for Subscribing

If you decide to subscribe for our common shares in this offering, you should:

Go to www.wrhambrecht.com/ipos/ny-residential-reit-regulation-a-ipo/, click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified bank account maintained by Prime Trust.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such other documents upon request after a potential investor has had ample opportunity to review this offering circular.

The Underwriter has engaged FundAmerica Technologies, LLC to provide certain technology and administrative services in connection with the offering, including the online platform by which subscribers may receive, review, execute and deliver subscription agreements electronically.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow agent, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, generally without interest and without deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

DTC Eligibility. We may elect to make our common shares eligible to be held by the Depositary Trust Company on behalf of the owners of the commons shares, or DTC-eligible. If we elect to make our common shares DTC eligible and that our common shares gain DTC eligibility, you may be permitted to purchase shares through the Depository Trust Company, or DTC Settlement, and DTC Settlement will coordinate with their broker-dealers to pay the full purchase price for their shares by the applicable closing date.  Any common shares issued through DTC Settlement will be held in the name of DTC, or its nominee, Cede & Co., on our books.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE:  For the purposes of calculating your net worth, or Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of our common shares.

       In order to purchase our common shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

102

LEGAL MATTERS

Certain legal matters, including the validity of common shares offered hereby, have been passed upon for us by Duval & Stachenfeld LLP. The legal fees payable by our sponsor or its affiliates to Duval & Stachenfeld LLP will be higher if this offering is successful than if this offering is not successful. We will reimburse our Manager for the organization and offering costs it may incur on our behalf up to a maximum of $500,000.

 EXPERTS

The financial statements of NY Residential REIT, LLC as of December 31, 2016 and for the period from December 12, 2016 (inception) to December 31, 2016 included in this offering circular and elsewhere in the offering statement have been so included in reliance upon the report of Artesian CPA, LLC, independent auditor, upon the authority of said firm as experts in accounting and auditing in giving said report.

 ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports, current event reports for specified material events and other information with the SEC. We will also file updated offering circulars and offering circular supplements with the SEC upon the occurrence of certain events, such as asset acquisitions. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC. We will provide such periodic updates electronically through our website at www.nyresidentialreit.com, and those documents will be provided electronically for your review. As updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us three consecutive times as “undeliverable,” we will contact you to obtain your updated e-mail address.

 You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

NY Residential REIT, LLC

c/o Commencement Capital LLC

Attn: Investor Relations

555 Madison Avenue,  6th Floor, New York, NY 10022

212-692-5540

Within 120 days after the end of each fiscal year we will provide to our shareholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to shareholders.

In accordance with Securities Act Industry Guide 5, we undertake:

  to file a sticker supplement pursuant to Rule 253(g) under the Securities Act during the distribution period describing each real estate-related asset not identified in the offering circular at such time as there arises a reasonable probability that such asset will be acquired and to consolidate all such stickers into a post-qualification amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement will disclose all compensation and fees received by our Manager and its affiliates in connection with any such acquisition. Where appropriate, the post-qualification amendment will include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X for properties acquired during the distribution period; and
          to file, after the end of the distribution period, a current report on Form 1-U containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, where applicable, to reflect each acquisition made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

 Our website, www.nyresidentialreit.com, may contain additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular except as explicitly set forth herein.

103

INDEX TO FINANCIAL STATEMENTS

OF

NY RESIDENTIAL REIT, LLC

F- 1

To the Sole Member of:

NY Residential REIT, LLC

555 Madison Avenue, 6th Floor

New York, New York 10022

INDEPENDENT AUDITOR’S REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of NY Residential REIT, LLC (the “Company”), which comprise the balance sheet as of December 31, 2016, and the related statements of operations, changes in member’s equity (deficit), and cash flows for the period from December 12, 2016 (inception) to December 31, 2016, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016, and the results of its operations and its cash flows for the period from December 12, 2016 (inception) to December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 5 to the financial statements, the Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Denver, Colorado

January 3, 2017

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

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NY RESIDENTIAL REIT, LLC

BALANCE SHEET

AS OF DECEMBER 31, 2016

(US$)	As of December 31, 2016
Assets:
Cash	$1,000
Total Assets	1,000

Member’s Equity:
Common stock, par value $0.01 per share; 100 shares authorized, issued and outstanding	1,000
Total Equity	$1,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

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NY RESIDENTIAL REIT, LLC

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM DECEMBER 12, 2016 (INCEPTION) TO DECEMBER 31, 2016

Revenues	$—
Operating Expenses	—
Net Loss	$—

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

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NY RESIDENTIAL REIT, LLC

STATEMENT OF CHANGES IN MEMBER’S EQUITY (DEFICIT)
FOR THE PERIOD FROM DECEMBER 12, 2016 (INCEPTION) TO DECEMBER 31, 2016

Total Member’s Equity (Deficit)
Balance at December 12, 2016 (inception)	$—
Capital Contributions	1,000
Distributions	—
Net Loss	—
Balance at December 31, 2016	$1,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

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NY RESIDENTIAL REIT, LLC

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM DECEMBER 12, 2016 (INCEPTION) TO DECEMBER 31, 2016

Cash Flows From Operating Activities
Net Loss	$—
Net Cash Used In Operating Activities	—

Cash Flows From Financing Activities
Capital contributions from related party	1,000
Net Cash Provided By Financing Activities	1,000

Net Change In Cash	1,000

Cash at Beginning of Period	—
Cash at End of Period	$1,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

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NY Residential REIT, LLC

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016 AND FOR THE PERIOD FROM DECEMBER 12, 2016 (INCEPTION) TO DECEMBER 31, 2016

1.	ORGANIZATION

NY Residential REIT, LLC (the “Company”) was formed on December 12, 2016 pursuant to, and in accordance with, the Delaware Limited Liability Company Act (the “Act”). The Company was organized to invest in, acquire and manage a portfolio of residential real estate properties in the borough of Manhattan in New York City. As of December 31, 2016, the Company had not yet commenced operations. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

2.	FORMATION OF THE COMPANY

Commencement Capital LLC is the sole member of the Company.

The Company intends to conduct an offering under Regulation A promulgated under the Securities Act of 1933, as amended (the “Offering”).  Substantially all of the proceeds of the Offering is intended to be used to acquire residential real estate in New York City.

The Company will be subject to the risks involved with owning real estate. These include, among others, the risks normally associated with changes in the general economic climate, changes in the real estate and mortgage markets, changes in tax laws, interest rate levels, and the availability of financing.

3.	MEMBER’S EQUITY

The Company has authorized 100 shares of $0.01 par value common stock. During the period from December 12, 2016 (inception) to December 31, 2016, the Company issued 100 $0.01 par value common shares to Commencement Capital LLC in exchange for $1,000, representing a purchase price of $10 per share.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Reporting and Use of Estimates

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).The preparation of the financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates. The Company has elected to adopt early application of Accounting Standard Update No. 2014-10, Development State Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; the Company does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

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Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Organizational Costs

In accordance with FASB Accounting Standards Codification (“ASC”) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Offering Costs

Offering costs to be incurred in connection with the Offering will be reflected as a reduction of member’s equity. Costs incurred that are not directly associated with the completion of the Offering will be expensed as incurred.

The Company will reimburse Commencement Capital LLC for any costs associated with the offering from the proceeds from the Offering, to be capped at $500,000.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

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5.	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations and has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations or to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

6.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through January 3, 2017, which is the date these financial statements were available to be issued, and has not identified any events that require additional disclosure.

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NY Residential REIT, LLC

Sponsored by

Commencement Capital LLC

Up to $50,000,000 in Common Shares

OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this offering circular. If any such information or statements are given or made, you should not rely upon such information or representation. This offering circular does not constitute an offer to sell any securities other than those to which this offering circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This offering circular speaks as of the date set forth below. You should not assume that the delivery of this offering circular or that any sale made pursuant to this offering circular implies that the information contained in this offering circular will remain fully accurate and correct as of any time subsequent to the date of this offering circular.

August 15, 2017

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement
2.1(2)	Certificate of Formation
2.2(1)	Amended and Restated Operating Agreement
4.1	Form of Subscription Agreement
6.1(1)	2017 Stock Incentive Plan
6.2(1)	Limited Partnership Agreement of NY Res REIT LP
8.1	Form of Amended and Restated Escrow Services Agreement
10.1(3)	Power of Attorney
11.1	Consent of Duval & Stachenfeld LLP (included in Exhibit 12.1)
11.2	Consent of Artesian CPA, LLC
12.1	Opinion of Duval & Stachenfeld LLP as to the legality of the securities being qualified
13.1(2)	Offering website for prospective investors
13.2(2)	Offering summary for prospective investors
13.3(4)	Email to Broker-Dealers
15.1(5)	Draft offering statement previously submitted pursuant to Rule 252(d)

 (1) Included as an Exhibit of the Company's Offering Statement on Form 1-A filed with the SEC on May 1, 2017.

 (2) Included as an Exhibit of the Company's Offering Statement on Form 1-A filed with the SEC on April 25, 2017.

 (3) Included on signature page of the Company's Offering Statement on Form 1-A filed with the SEC on February 21, 2017.

 (4) Included as an Exhibit of the Company's Offering Statement on Form 1-A filed with the SEC on April 3, 2017.

 (5) Filed with the SEC on January 3, 2017.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 15, 2017.

NY Residential REIT, LLC

By:	/s/ Jesse Stein
Name: Jesse Stein
Title: Chief Executive Officer
This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jesse Stein	Chief Executive Officer	August 15, 2017
Jesse Stein	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)